Exhibit 10.1

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AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

I

SUMMARY AND DEFINITION OF BASIC TERMS

This Agreement of Purchase and Sale and Joint Escrow Instructions (this “Agreement”), dated as of the Effective Date set forth in Section 1 of the Summary of Basic Terms, below, is made by and among SWVP ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”), and CIO 5090, LIMITED PARTNERSHIP, a Delaware limited partnership; CIO BLOCK 23, LLC, a Delaware limited liability company (“Block 23 Seller”); CIO PAPAGO TECH HOLDINGS, LLC, a Delaware limited liability company; CIO SAN TAN I, LIMITED PARTNERSHIP, a Delaware limited partnership; CIO SAN TAN II, LIMITED PARTNERSHIP, a Delaware limited partnership; CIO PIMA, LIMITED PARTNERSHIP, a Delaware limited partnership (““Pima Seller”); CIO QUAD, LIMITED PARTNERSHIP, a Delaware limited partnership; and CIO CAMELBACK, LIMITED PARTNERSHIP, a Delaware limited partnership (individually and collectively, as the context may require, “Seller”). The terms set forth below shall have the meanings set forth below when used in the Agreement.

	TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
1.	Effective Date (Introductory Paragraph):	June 18, 2025.

2.	Buildings (Recital A):	The buildings located on the “Land” situated in the County of Maricopa, State of Arizona, and commonly known as 5090 North 40th Street, Phoenix, Arizona 85018 (APN 170-16-002B); 101 East Washington Street, Phoenix, Arizona, 85004 (APN 112-28-136 and 112-28-134); 1600 and 1700 North Desert Drive, Tempe, Arizona 85034 (APN 124-19-008A and 124-19-008B); 3100 and 3200 West Ray Road, Chandler, Arizona 85226 (APN 301-63-804 and 301-63-805); 9000 and 9200 East Pima Center Parkway, Scottsdale, Arizona 85258; 6200–6390 East Thomas Road, Scottsdale, Arizona 85251 (APN 128-49-235A); and 6991 East Camelback Road, Scottsdale, Arizona 85251 (APN 173-43-004J, 173-43-004L, 173-43-001A, and 173-43-003A) (each, a “Building,” and collectively, the “Buildings”).

3.	Broker (Section 15):	Jones Lang LaSalle Securities, LLC, and Raymond James and Associates

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4.	Buyer’s Notice Address (Section 14):	SWVP Acquisitions LLC 7600 E. Doubletree Ranch Rd., Suite 210 Scottsdale, Arizona 85258 Attn: Justin Merritt E-mail: jmerritt@swvp.com

5.	Purchase Price (Section 2.1):	$296,000,000.00

6.	Initial Deposit (Section 2.2.1):	$2,000,000.00

7.	Additional Deposit (Section 2.2.2):	$18,000,000.00

8.	Escrow Holder and Escrow Holder’s Notice Address (Section 3):

As used in this Agreement, the term “Escrow Holder” refers to the applicable escrow company designated below, depending on whether the matter pertains to the Majority Real Property (as defined below) or the Pima Real Property (as defined below):

•  For the Majority Real Property:

First American Title Insurance Company

2555 E. Camelback Road, Suite 350

Phoenix, AZ 85016

Attn: Alix Graham

E-Mail: agraham@firstam.com

•  For the Pima Real Property:

Fidelity National Title Insurance Company

14000 N. Pima Rd., Suite 100

Scottsdale, AZ 85260

Attn: Kristina Gooding

E-Mail: Kristina.Gooding@fnf.com

Unless expressly stated otherwise, any reference in this Agreement to “Escrow Holder” shall mean, and shall be deemed to refer to, the Escrow Holder responsible for the portion of the transaction to which the relevant provision applies, as determined by context and as set forth above. The term “Escrow Holder” shall operate in the singular throughout this Agreement, even though more than one Escrow Holder is designated, and each Escrow Holder shall be obligated only with respect to the property for which it is designated. For the avoidance of doubt, no Escrow Holder shall have any duties or obligations with respect to the other property or any unrelated provisions of this Agreement.

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9.	Contingency Date (Section 4.1):	August 2, 2025, subject to Seller’s right to postpone the same, from time to time, in accordance with Section 4.1.6.

10.	Closing Date (Section 3.2):	The date that is thirty (30) days following the Contingency Date, subject to Buyer’s right to accelerate the Closing Date in accordance with Section 3.2, and subject further to Section 4.5.

11.	Estoppel Certificate Percentage (Section 4.3.2):	Seventy percent (70%) of the leased rentable square footage of the Buildings (i.e., pursuant to fully executed and effective Leases that have commenced as of Closing), determined on an aggregate basis among all of the Buildings (provided, however, that as a condition to satisfaction of the Estoppel Certificate Percentage, at least sixty percent (60%) of the leased rentable square footage for each individual parcel comprising the Real Property must also be covered by Estoppel Certificates meeting the requirements of this Agreement).

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12.	Title Company (Section 4.2):

As used in this Agreement, the term “Title Company” refers to the applicable title company designated below, depending on whether the matter pertains to the Majority Real Property (as defined below) or the Pima Real Property (as defined below):

•  For the Majority Real Property:

First American Title Insurance Company

2555 E. Camelback Road, Suite 350

Phoenix, AZ 85016

Attn: Alix Graham
E-Mail: agraham@firstam.com

•  For the Pima Real Property:

Fidelity National Title Insurance Company

14000 N. Pima Rd., Suite 100

Scottsdale, AZ 85260

Attn: Kristina Gooding

E-Mail: Kristina.Gooding@fnf.com

Unless expressly stated otherwise, any reference in this Agreement to “Title Company” shall mean, and shall be deemed to refer to, the Title Company responsible for the portion of the transaction to which the relevant provision applies, as determined by context and as set forth above. The term “Title Company” shall operate in the singular throughout this Agreement, even though more than one Title Company is designated, and each Title Company shall be obligated only with respect to the property for which it is designated. For the avoidance of doubt, no Title Company shall have any duties or obligations with respect to the other property or any unrelated provisions of this Agreement.

13.	Seller’s Representative (Section 11.10):	Stephen Sonntag

II

RECITALS

A. Seller owns (i) fee simple title to those certain parcels of land or condominium units, as applicable, in the County of Maricopa, State of Arizona located at 5090 North 40th Street, Phoenix, Arizona 85018; 1600 and 1700 North Desert Drive, Tempe, Arizona 85034; 3100 and 3200 West Ray Road, Chandler, Arizona 85226; 6200–6390 East Thomas Road, Scottsdale, Arizona 85251; and 6991 East Camelback Road, Scottsdale, Arizona 85251; and (ii) a leasehold interest in those certain parcels of land or condominium units, as applicable, in the County of Maricopa, State of Arizona located at 101 East

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Washington Street, Phoenix, Arizona, 85004 (together with the Improvements thereupon, the “Block 23 Real Property”“); and 9000 and 9200 East Pima Center Parkway, Scottsdale, Arizona 85258 (together with the Improvements thereupon, the “Pima Real Property); and which are more particularly described on Exhibit A attached hereto (the “Land”), which Land is improved with the Buildings. As used herein, the term “Majority Real Property” means all of the Land except the Pima Real Property.

B. Seller desires to sell and convey to Buyer and Buyer desires to purchase and acquire from Seller all of Seller’s right, title and interest in and to the following:

i. The Land, including, without limitation, all of Pima Seller’s right, title and interest under the Pima Ground Sublease and all of Block 23 Seller’s right, title and interest under the Block 23 Ground Lease, and all of Seller’s interest in all rights, privileges, easements and appurtenances benefiting the Land and/or the Improvements, including, without limitation, Seller’s interest, if any, in all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and/or the Improvements (the Land, the Improvements and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”);

ii. The Buildings, associated parking and landscaped areas and all other improvements located on the Land (the “Improvements”);

iii. To the extent they are in effect on the Closing Date, all leases, licenses and occupancy agreements covering the Land and Improvements, a list of which as in effect on the Effective Date is attached hereto as Exhibit I, and any new leases or amendments or modifications to existing leases entered into following the Effective Date in accordance with the terms of this Agreement (said leases and agreements, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the “Leases”), subject to the exclusions contained in paragraph vi below. As used herein, the term “Leases” includes, without limitation, all refundable fees or deposits actually held by Seller and not applied to delinquent rents or other charges as permitted by law or under the Leases, advanced rentals or other advance payments made under the Leases and actually held by Seller, Lease guarantees, and other rights and interests of Seller, if any, under the Leases;

iv. The Approved Contracts (as hereinafter defined);

v. All personal property, furniture, equipment, supplies and fixtures (collectively, the “Personal Property”) owned by Seller and located on, and used solely in connection with the operation and maintenance of, the Real Property, which Personal Property shall be more particularly identified in Schedule 1 to Exhibit G attached hereto; and

vi. To the extent assignable, any intangible property issued to Seller in connection with the foregoing, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property, the Improvements, and/or the Personal Property but excluding (i) any right to the use or ownership of “CIO,” “City Office REIT, Inc.” or any other similar name; (ii) any rights of Seller against third parties including, without limitation, tenants, with respect to the period prior to Closing, and (iii) the rights of Seller to rents and other income from tenants and other third parties for the period prior to the Closing Date (collectively, the “Excluded Rights”), (the “Intangible Personal Property”).

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vii. To the extent assignable without cost or consent, all of Block 23 Seller’s right, title and interest, if any, under (1) that certain Disposition and Redevelopment Agreement, as amended and assigned, between the Block 23 Seller and the City of Phoenix (the “Disposition Agreement”), including, but not limited to, all right, title and interest of Block 23 Seller arising under any government property lease excise tax (“GPLET”) and transaction privilege taxes payable by the City for the period from and after the Closing Date; (2) that certain Declaration of Condominium Together With Covenants, Conditions, and Restrictions by Block 23 Seller, as co-declarant, and SLR Block 23 Residential Owner, LLC, as co-declarant (hereinafter, together with its successors and assigns, “SLR”) dated August 30, 2017, as amended and assigned (the “Declaration”); (3) that certain Operating Agreement for Cityscape Block 23 Parcel, a Condominium, dated August 30, 2017, as amended and assigned, a memorandum of which has been recorded on August 30, 2017 being instrument 20170643427 (the “Operating Agreement”); (4) that certain City Payment Sharing & Escrow Agreement dated August 30, 2017, as assigned, by and among Block 23 Seller, SLR and Fidelity National Title Insurance Company (the “City Payment Sharing Agreement”, including, but not limited to, all right, title and interest of Block 23 Seller thereunder in any transaction privilege taxes payable by the City to Block 23 Seller for the period from and after the Closing Date, (5) that certain Tenancy-In-Common Agreement, dated August 30, 2017, as amended, between Block 23 Seller and SLR (the “TIC Agreement”; (6) that certain Marketing Agreement, dated January 31, 2017, as amended and assigned, between Block 23 Seller and Jefferson Street Signage District, LLC (the “Marketing Agreement”); and (7) that certain Marketing Revenue Sharing & Escrow Agreement dated August 30, 2017, as assigned, by and among Block 23 Seller, SLR and Fidelity National Title Insurance Company (the “Marketing Revenue Sharing Agreement”), (8) that certain License Agreement City Contract No. 121451-CONS-2, dated June 25, 2018, as assigned, between Block 23 Seller and the City of Phoenix (“City License Agreement”), (9) that certain City of Phoenix, Arizona Revocable Permit No. RP-18080, dated November 6, 2018 and recorded on November 16, 2018 as Instrument No. 20180852549 (the “Revocable Permit”), and (10) that certain City of Phoenix Street Improvements Maintenance Agreement MH-2021138, dated as of February 8, 2022 and recorded on May 6, 2022 as Instrument No. 20220400177 (the “Maintenance Agreement” and collectively with the Disposition Agreement, Declaration, Operating Agreement, City Payment Sharing Agreement, TIC Agreement, Marketing Agreement, Marketing Revenue Sharing Agreement, and Revocable Permit, the “Block 23 Ancillary Agreements”). The Real Property, the Improvements, the Personal Property, the Approved Contracts, Seller’s interest as lessor under the Leases, the Intangible Personal Property, and Block 23 Seller’s interest under the Block 23 Ancillary Agreements are collectively hereinafter referred to as the “Property.”

C. Prior to the Contingency Date, Buyer will have the opportunity to conduct all due diligence with regard to the Property as set forth in Sections 4.1 and 4.2, below (collectively, the “Due Diligence Investigations”).

III

AGREEMENT

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows, and hereby instruct Escrow Holder as follows.

1. Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

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2. Purchase Price.

2.1 Purchase Price. Subject to the terms, conditions and provisions of this Agreement, Buyer shall pay the Purchase Price for the Property as hereinafter provided in this Section 2 (as increased or decreased by prorations and adjustments as herein provided).

2.2 Deposit.

2.2.1 Initial Deposit. For all purposes of this Agreement other than Section 16.2, the Initial Deposit is allocated between the Majority Real Property and the Pima Real Property as set forth on Exhibit M attached hereto. As used herein, the term “Initial Deposit” shall mean, in each case, only the portion of the Initial Deposit allocated to the applicable property (i.e., the Majority Real Property or the Pima Real Property) as set forth on Exhibit M, as the context requires. For the avoidance of doubt, each portion of the Initial Deposit shall be held, disbursed, and applied only with respect to the real property to which it is allocated; provided, however, that if this Agreement is terminated pursuant to Section 16.2, below, then Seller shall be entitled to receive and retain the entirety of the Initial Deposit regardless of such allocation. Within two (2) business days following the “Opening of Escrow,” as that term is defined in Section 3.1, below, Buyer shall deliver to each Escrow Holder the portion of the Initial Deposit allocated to the applicable real property, as set forth on Exhibit M. Each Escrow Holder shall hold and disburse the portion of the Initial Deposit delivered to it in accordance with the terms of this Agreement. The Initial Deposit shall be deposited by Escrow Holder in an interest-bearing account at a federally insured institution as Escrow Holder and Seller deem appropriate and consistent with the timing requirements of this Agreement. The interest thereon shall accrue to the benefit of the party receiving the Deposit pursuant to the terms of this Agreement, and Buyer and Seller hereby acknowledge that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. The term “Deposit” hereunder shall include all interest so earned thereon. Buyer agrees to provide its Federal Tax Identification Number to Escrow Holder upon the Opening of Escrow. Concurrently with Buyer’s delivery of the Approval Notice (as defined below) and the deposit of the Additional Deposit (as defined below), the Initial Deposit shall become non-refundable except as otherwise provided in this Agreement. If Buyer does not deliver the Approval Notice and deposit the Additional Deposit on or prior to the expiration of the Property Approval Period, then this Agreement shall be automatically terminated and the Initial Deposit, together with all interest accrued thereon, shall be returned to Buyer. If Buyer timely delivers the Approval Notice and timely deposits the Additional Deposit, then from and after the expiration of the Property Approval Period, the Initial Deposit together with interest accrued thereon shall be: (i) applied and credited toward payment of the Purchase Price at the Close of Escrow, or (ii) retained by Seller as liquidated damages pursuant to Section 16.2, below, or (iii) returned to Buyer if (A) this Agreement is terminated, and the provisions of Sections 4.4 or 13 apply, (B) this Agreement is terminated because of a breach by Seller, or (C) this Agreement is terminated by Seller pursuant to Section 26.

2.2.2 Additional Deposit. For all purposes of this Agreement other than Section 16.2, the Additional Deposit is allocated between the Majority Real Property and the Pima Real Property as set forth on Exhibit M attached hereto. As used herein, the term “Additional Deposit” shall mean, in each case, only the portion of the Additional Deposit allocated to the applicable property (i.e., the Majority Real Property or the Pima Real Property) as set forth on Exhibit M, as the context requires. For the avoidance of doubt, each portion of the Additional Deposit shall be held, disbursed, and applied only with respect to the real property to which it is allocated; provided, however, that if this Agreement is terminated pursuant to Section 16.2, below, then Seller shall be entitled to receive and retain the entirety of the Additional Deposit (or the remaining balance thereof, if a portion thereof was previously applied toward the Purchase Price at the initial Closing pursuant to Section 4.5 below) regardless of such allocation. On or before the expiration of the Property Approval Period, and provided Buyer has timely delivered the

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Approval Notice, Buyer shall deliver to each Escrow Holder the portion of the Additional Deposit allocated to the applicable real property, as set forth on Exhibit M (the Additional Deposit, together with the Initial Deposit, shall be hereafter referred to as the “Deposit”). Upon receipt by Escrow Holder, the Additional Deposit shall become non-refundable (provided that the Approval Notice has been delivered) except as otherwise provided in this Agreement. The failure of Buyer to timely deliver any portion of the Additional Deposit hereunder shall, notwithstanding anything to the contrary contained in this Agreement, result in the automatic termination of this Agreement, in which event any portion of the Deposit previously delivered by Buyer to an Escrow Holder shall be returned to Buyer. The Additional Deposit together with interest accrued thereon shall be (i) applied and credited toward payment of the Purchase Price at the Close of Escrow, or (ii) retained by Seller as liquidated damages pursuant to Section 16.2, below, or (iii) returned to Buyer if (A) this Agreement is terminated, and the provisions of Sections 4.4 or 13 apply, (B) this Agreement is terminated because of a breach by Seller, or (C) this Agreement is terminated by Seller pursuant to Section 26.

2.3 Cash Balance. On or before one (1) business day prior to the Closing Date, Buyer shall deposit with each Escrow Holder cash by means of a confirmed wire transfer through the Federal Reserve System or cashier’s check in the amount of the balance of the portion of the Purchase Price allocated to the applicable real property, as set forth on Exhibit M, plus Buyer’s share of expenses and prorations as described in this Agreement.

2.4 Independent Consideration. Concurrently with Buyer’s execution of this Agreement, Buyer shall deliver to Seller, by means of a wire transfer via Escrow, an amount equal to One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), in addition to the Deposit and the Purchase Price. The Independent Consideration is independent of any other consideration provided hereunder, shall be deemed fully earned by Seller upon the Effective Date hereof, shall be promptly forwarded by Escrow Holder to Seller and is not refundable under any circumstances.

3. Escrow and Title.

3.1 Opening of Escrow. Buyer and Seller shall promptly deliver a fully executed copy of this Agreement to Escrow Holder (which delivery may be in counterparts), and the date of Escrow Holder’s receipt thereof is referred to as the “Opening of Escrow. Seller and Buyer shall execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transactions contemplated hereby, provided such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement. Such supplementary instructions, together with the escrow instructions set forth in this Agreement, as they may be amended from time to time by the parties, shall collectively be referred to as the “Escrow Instructions.” The Escrow Instructions may be amended and supplemented by such standard terms and provisions as the Escrow Holder may request the parties hereto to execute; provided, however, that the parties hereto and Escrow Holder acknowledge and agree that in the event of a conflict between any provision of such standard terms and provisions supplied by the Escrow Holder and the Escrow Instructions, the Escrow Instructions shall prevail.

3.2 Close of Escrow/Closing. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall mean the date on which the “Deed”, Pima Assignment, and Block 23 Assignment (each as defined in Section 5.1.1, below) are recorded in the Official Records of the County where the Land is located (the “Official Records”), or if the Closing occurs with Seller’s consent prior to date on which the Deed, Pima Assignment, and Block 23 Assignment are recorded as a part of a “gap” closing, the date on which such gap Closing occurs. The Close of Escrow shall occur on the Closing Date, subject to

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extension of the Closing as provided in the other provisions of this Agreement. Buyer’s and Seller’s failure to perform their respective obligations hereunder required to be performed at the Closing, including, without limitation, the timely delivery by Buyer of the balance of the Purchase Price, shall constitute a material and immediate default under this Agreement. Notwithstanding anything to the contrary in this Agreement:

3.2.1 At any time from and after the date that is twenty (20) days after the Effective Date, Buyer may deliver written notice to Seller requesting that Seller submit any required prepayment notice to its lender(s) in connection with a potential acceleration of the Closing Date (a “Lender Notice Request”). Within five (5) days after receipt of such Lender Notice Request, Seller shall submit such prepayment notice to its lender(s).

3.2.2 If Buyer delivers a Lender Notice Request in accordance with Section 3.2.1, then, unless otherwise postponed by Buyer pursuant to Section 3.2.3 below or as otherwise provided in this Agreement, the Closing Date shall be deemed to be the date that is the later to occur of: (i) thirty-five (35) days after the date on which Buyer delivers a Lender Notice Request; or (ii) ten (10) days after the expiration of the Property Approval Period (such date, the “Initial Accelerated Closing Date”).

3.2.3 Buyer shall have the one-time right, exercisable by delivering written notice to Seller at any time prior to the date that is five (5) business days prior to the Initial Accelerated Closing Date, to extend the Closing Date to any date that is at least thirty (30) days later than the Initial Accelerated Closing Date but no later than the originally-scheduled Closing Date. If Buyer does not deliver such written notice prior to the date that is five (5) business days prior to the Initial Accelerated Closing Date, the Closing shall proceed on the Initial Accelerated Closing Date.

3.2.4 For clarity, nothing in this Section 3.2 shall limit Buyer’s rights under Section 4.1.4 or Seller’s rights under Section 4.1.6, and the Closing shall remain subject to bifurcation as provided in Section 4.5.

3.3 Title Insurance. At the Close of Escrow, and as a condition thereto, the Title Company shall be committed to issue to Buyer an ALTA Extended Coverage Owner’s Policy of Title Insurance with a coverage amount in the amount of the Purchase Price, showing title to the applicable Real Property (whether fee simple or leasehold) vested in Buyer, with those endorsements, if any, requested by Buyer and that the Title Company has committed in writing to issue prior to the expiration of the Property Approval Period (provided, that Buyer shall be solely responsible for satisfying the Title Company’s conditions and requirements for the issuance of any such endorsements, which may include, by way of example and not of limitation, delivery of a current ALTA/NSPS Land Title Survey and zoning report with respect to the Real Property, and the issuance of any such endorsement for which Buyer has failed to satisfy such conditions or requirements shall not constitute part of the closing condition hereunder), and subject only to the Permitted Exceptions (the “Title Policy”). As used herein, the term “Permitted Exceptions” means (i) the preprinted standard exceptions in such Title Policy, (ii) exceptions approved or deemed approved by Buyer pursuant to Section 4.2, (iii) the Leases, (iv) non-delinquent real property taxes and special assessments, (v) any exceptions arising from Buyer’s actions, local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property, (vi) any matters which would be disclosed by an accurate survey or physical inspection of the Property, (vii) the Pima Ground Sublease and Block 23 Ground Lease; (viii) any mechanics’ liens or similar lien rights (whether filed, recorded, choate, or inchoate) arising out of any (1) Tenant Improvement Work, (2) Capital Improvement Work, and (3) tenant improvement work or other work contracted for by any Tenant, in either case provided such tenant improvement work or other work is not performed at the direction of Seller; and (ix) solely with respect to

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the Pima Real Property, any matters which could be ascertained by an examination of the public records of the LTRO subsequent to the date of the Certified TSR. Notwithstanding the foregoing or anything to the contrary in this Agreement: (a) Buyer shall not be required to accept any title exception for mechanic’s or materialmen’s liens arising from Tenant Improvement Work or Capital Improvement Work performed or contracted for by Seller, unless: (1) in the case of Tenant Improvement Work, such work is required under a Lease in effect as of the Effective Date or under a Lease in effect as of the Closing Date that was entered into by Seller following the Effective Date in accordance with this Agreement; (2) with respect to Tenant Improvement Work required under any Lease in effect as of the Effective Date (and any Pending Leases) in each case described on Exhibit K attached hereto and with respect to all Capital Improvement Work, Seller provides Buyer a credit at Closing equal to 100% of the (i) the unpaid or remaining costs of such Tenant Improvement Work, to the extent Seller (as landlord) is responsible for the same under the terms and conditions of the applicable Lease, and (ii) the unpaid or remaining costs of the Capital Improvement Work, each supported by documentation reasonably acceptable to Buyer (and to the extent Exhibit K indicates “TBD” or similar language, then Exhibit K will be updated prior to the Closing to complete such missing information); and (3) such mechanic’s liens, if filed prior to Closing, do not exceed the credited amount, and Seller shall indemnify, defend, and hold harmless Buyer for, from, and against any excess claim or dispute not satisfied by the credit provided with respect to any such mechanic’s liens, provided, that such indemnification, defense, and hold harmless obligation of Seller shall not apply to any claim or dispute or increase in the applicable Tenant Improvement Work or Capital Improvement Work costs arising after Closing out of the acts or omissions of Buyer, including, without limitation, Buyer’s execution or authorization of change orders increasing such cost or failure to pay contractors or vendors out of the proceeds of such Closing credit (for purposes of clarity, and notwithstanding anything to the contrary in this Agreement, Seller will be solely responsible (at Seller’s sole cost and expense) for satisfying any mechanic’s liens arising out of the Tenant Improvement Work and Capital Improvement Work that are filed post-Closing for such work that was completed prior to the Closing and for which Seller was obligated pursuant to Section 8.6 to pay and failed to pay in full the entire contract sum prior to Closing or provide Buyer with a credit at Closing for the full amount of the outstanding unpaid contract sum); (b) Seller represents and warrants to Buyer that Exhibit T attached hereto sets forth, as of the Effective Date, a full and complete description, in all material respects, of the Tenant Improvement Work and Capital Improvement Work, including a description of the Tenant Improvement Work and Capital Improvement Work, location and tenant, contract amounts, payment status (paid-to-date vs. outstanding), and completion status (and to the extent Exhibit T indicates “TBD” or similar language, then Exhibit T will be updated prior to the Closing to complete such missing information); (c) Seller will reasonably cooperate with Buyer to obtain partial lien waivers and final lien waivers (as and to the extent applicable) from all contractors prior to the Closing Date; (d) to Seller’s knowledge as of the Effective Date, Seller represents and warrants to Buyer that no contractor, subcontractor, or supplier has made a lien claim or threatened to make a lien claim against Seller in connection with any Tenant Improvement Work or Capital Improvement Work performed on the Property; and (e) Seller represents and warrants to Buyer that, as of the Effective Date, (i) the outstanding Tenant Improvement Work costs for Leases that have been entered into as of the Effective Date and identified on Exhibit K are equal to 100% of the costs of the Tenant Improvement Work described on Exhibit T, except to the extent Exhibit K indicates “TBD” or similar language after Exhibit K is updated as required above. For the avoidance of doubt, Seller shall have no obligation hereunder to credit to Buyer at Closing or indemnify, defend, or hold Buyer harmless with respect to any portion of the costs or expenses for Tenant Improvement Work that a Tenant is obligated under its Lease to pay for or reimburse to the landlord thereunder (except for any such reimbursed amounts actually received by Seller prior to Closing, which shall be credited to Buyer at Closing). The foregoing indemnities will survive the Closing for the duration of the Survival Period and will otherwise be subject to the provisions of Section 16.5. Buyer shall be responsible (if Buyer elects) to have prepared and delivered to the Title Company a current ALTA/NSPS Land Title Survey of the Real Property, at Buyer’s expense. Buyer shall pay the additional premiums for extended coverage in excess of a standard coverage policy and for any

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endorsements requested by Buyer. The Property Approval Period and Close of Escrow shall not be extended due to Buyer’s Title Policy requirements. Notwithstanding the foregoing, if Buyer fails to provide a current ALTA/NSPS Land Title Survey for the Real Property acceptable to the Title Company for purposes of issuing the Title Policy, then the Title Policy to be issued following the Close of Escrow shall include a general survey exception, which shall constitute an additional Permitted Exception hereunder.

4. Contingencies; Conditions Precedent to the Close of Escrow.

4.1 Buyer’s Review.

4.1.1 Delivery of Due Diligence Materials by Seller. To the extent within the actual possession or reasonable control of Seller and not previously delivered or made available to Buyer, within five (5) days following the Opening of Escrow, Seller shall also make available (or continue to make available, if applicable) through Seller’s online due diligence room relating to the Property and/or at Seller’s offices for review and copying, at Buyer’s expense, the following due diligence items (collectively, the “Due Diligence Items”): (i) any plans, specifications, and BOMA measurement surveys for the Improvements, (ii) copies of all service contracts or service agreements relating to the operation and maintenance of the Property including, without limitation, the service contracts set forth on Exhibit J hereto (but expressly excluding any insurance contracts, property management agreements, lease listing or brokerage agreements, and contracts Seller determines are “master contracts” affecting properties other than the Property; provided, that Seller shall cause any such “master contracts” to be terminated with respect to the Property by the Closing) (collectively, the “Contracts”); (iii) property tax bills for the last two (2) fiscal tax years (or, if the Property has been owned by Seller for less than two (2) years, for such period of Seller’s ownership), and the property tax bill for the current year to the extent in the possession of Seller, together with a description of the status of any pending tax or assessments appeals for the Property; (iv) operating statements for the Property for the current year-to-date; (v) any existing ALTA survey of the Real Property and owner’s policies of title insurance with respect to the Real Property (provided that the coverage and premium amounts may be redacted therefrom); (vi) certificates of occupancy with respect to the Real Property and copies of the other Intangible Personal Property to the extent held by Seller in readily deliverable tangible form; (vii) insurance loss runs for the Property for the prior calendar year and the current year-to-date; (viii) a summary and description of any currently pending litigation affecting the Property; (ix) copies of all existing Leases, including all amendments and modifications thereto, together with a schedule of security deposits and letters of credit held by Seller with respect to the Leases, copies of all correspondence between Seller and the tenants under such Leases relating to extension and termination exercise notices, threatened or actual lawsuits that may be filed, notice address changes, other material lease documentation and notices, and a copy of Seller’s most recent leasing activity report; and (x) a schedule of utility account deposits. In no event shall Seller be obligated to provide to Buyer any confidential or proprietary information, any appraisal or other valuation information or any documents or information subject to attorney-client privilege or that constitute attorney work product. Seller acknowledges Buyer may desire to (a) discuss or otherwise inquire about matters related to the Property with various governmental entities and utilities and other third parties, and (b) conduct customary tenant interview with tenants under the Leases (such third parties and tenants under the Leases are, collectively, the “Third Parties”). In this regard, Buyer is permitted to contact all necessary Third Parties, and discuss Due Diligence Items with such Third Parties (subject to Buyer’s confidentiality obligations hereunder and in any confidentiality agreement signed by Buyer in connection with its investigations of the Property); provided, however, that Buyer shall first provide Seller with written notice and a reasonable opportunity to be present at such contact or discussions at a time and location reasonably convenient to Seller. With respect to discussions with any tenant, Buyer shall give Seller not less than two (2) business days prior notice of its desire to meet with a certain tenant; (ii) Seller shall arrange the meeting with such tenant, and Buyer shall have no right to contact such tenant directly; (iii) Buyer shall not disclose to any tenant any of

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the terms or conditions which are set forth in this Agreement; (iv) Seller shall have the right to have a representative present at all times during each meeting with a tenant; and (v) Buyer shall not enter into any agreement with or make any commitment of any nature whatsoever to any tenant that would in any way be binding upon Seller. Seller shall use reasonable efforts to coordinate and attend (or affirmatively decline to attend) meetings with such tenants requested by Buyer within three (3) business days of any such request.

4.1.2 Entry Rights. Between the Effective Date and the Contingency Date (the “Property Approval Period”), subject to the rights of tenants under the Leases, Buyer shall have the right to review and investigate the Due Diligence Items, the physical and environmental condition of the Property, the character, quality, value and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Property, and any other factors or matters relevant to Buyer’s decision to purchase the Property. Buyer, in Buyer’s sole and absolute discretion, may determine whether or not the Property is acceptable to Buyer within the Property Approval Period. Buyer shall provide Seller with at least two (2) business days’ prior email notice or telephone notice with a confirmation email (to Mr. Stephen Sonntag at ssonntag@cioreit.com or (602) 677-3357) of its desire to enter upon the Real Property for inspection and/or testing and any such inspections or testing shall be conducted at a time and manner reasonably approved by Seller and to minimize disruption or interference with any tenants. Seller shall have the right to be present at any such inspections or testings. Prior to conducting any inspections or testing, Buyer or its consultants shall deliver to Seller a certificate of insurance naming Seller as additional insured (on a primary, non-contributing basis) evidencing commercial general liability and property damage insurance with limits of not less than Two Million Dollars ($2,000,000) for liability coverage, and not less than Two Million Dollars ($2,000,000) for property damage. In addition, prior to conducting any inspections or testing, Buyer or its consultants shall also deliver to Seller proof of (i) statutory Worker’s Compensation and (ii) Employer’s Liability Insurance with minimum limits of not less than One Million and No/100 Dollars ($1,000,000.00) each accident/employee/disease. Notwithstanding the foregoing, Buyer shall not be permitted to undertake any air or paint sampling or any intrusive or destructive testing of the Property, including, without limitation, a “Phase II” environmental assessment (collectively, the “Intrusive Tests”), without in each instance first obtaining Seller’s prior written consent thereto, which consent Seller may give or withhold in Seller’s sole and absolute discretion. If Seller fails to advise Buyer of its approval of any proposed Intrusive Tests within such two (2) business day period, such failure shall be deemed Seller’s disapproval thereof. Buyer shall restore the Property to its original condition immediately after any and all testing and inspections conducted by or on behalf of Buyer. Buyer hereby agrees to indemnify, defend and hold the Seller Group (as defined below), and the Property harmless from any and all costs, loss, damages or expenses of any kind or nature arising out of or resulting from any entry and/or activities upon the Property by Buyer and/or Buyer’s agents, employees, contractors or consultants; provided, however, Buyer shall not have any liability or obligation to indemnify, defend, or hold the Seller Group or Property harmless with respect to (a) any negligence or willful misconduct of any member of the Seller Group; (b) the mere discovery of any adverse condition or defect on or affecting the Property not caused by Buyer or its employees, agents, consultants, or contractors during their inspections including, without limitation, the pre-existing presence or discovery of any matter (such as, but not limited to, any Hazardous Substance (as defined below)), except to the extent that any such condition, defect, or matter is exacerbated or aggravated by Buyer or such other Buyer parties; (c) the results or findings of any inspection; or (d) Buyer’s election to terminate this Agreement pursuant to Section 4.1.4 below as a result of any inspection pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be relieved of its obligation to indemnify, defend and hold harmless Seller in the event that any pre-existing condition is aggravated by Buyer and/or Buyer’s representatives in connection with any inspection of the Property. Buyer’s indemnification obligations under this section shall survive the Close of Escrow or any termination of this Agreement. Buyer agrees that the provisions of this Section 4.1.2 shall supersede any prior access agreements between Buyer (or its affiliate) and Seller, as of the date of this Agreement.

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4.1.3 Contracts. Buyer shall have until the Contingency Date to either approve of any Contracts, or to notify Seller in writing, specifying any Contracts which Buyer desires be terminated on or before the Closing, and which, by their express terms, may be terminated on or before the Closing (the “Disapproved Contracts”); provided, however, in no event shall Seller be required to terminate any Contracts which by their terms are not terminable prior to the Closing or any elevator or life safety equipment maintenance Contracts with fixed terms and that are not terminable without the payment of a significant termination penalty, charge, or premium (“Non-Terminable Contracts”). Seller is responsible for payment of any penalty, charge or premium required to terminate a Disapproved Contract. Seller shall provide written notice of termination to those applicable third parties with respect to such Disapproved Contracts on or before the Closing. Those Contracts not expressly disapproved by Buyer and the Non-Terminable Contracts (collectively, the “Approved Contracts”) shall be assigned by Seller to Buyer at the Closing. In addition, (a) any and all Contracts with respect to base building work, tenant improvement work, and any other work required to be performed by Seller under Leases at the Real Property (collectively, “Tenant Improvement Work”) and any ongoing capital improvement work at the Real Property that has not be completed as of Closing (collectively, “Capital Improvement Work”), and (b) those certain real property tax consulting engagement letters by and between Seller and Integral Property Tax Services with respect to real estate tax consulting services for the parcels of Real Property located at 1600 and 1700 North Desert Drive, Tempe, Arizona 85034; 3100 and 3200 West Ray Road, Chandler, Arizona 85226; and 6200–6390 East Thomas Road, Scottsdale, Arizona 85251 (collectively, the “Tax Consulting Contracts”), shall all constitute Approved Contracts and shall be assigned to Buyer at Closing. Seller shall assign its rights and interests under the Approved Contracts to Buyer at the Closing pursuant to the Assignment of Contracts and Assumption Agreement, in substantially the form attached hereto as Exhibit F and made a part hereof.

4.1.4 Termination. If Buyer determines that it disapproves the Property, then Buyer shall have the right to terminate this Agreement by delivering written notice thereof to Seller and Escrow Holder (the “Buyer’s Termination Notice”) prior to 5:00 p.m. (Pacific time) on the Contingency Date, and upon such timely delivery of such Termination Notice this Agreement shall be automatically terminated and the Deposit, together with all interest accrued thereon, shall be returned to Buyer. Buyer shall indicate its satisfaction and waiver of the due diligence condition described in this Section 4.1 by (i) delivering written notice of such satisfaction and waiver (the “Approval Notice”) to Seller and Escrow Holder and (ii) depositing the Additional Deposit with Escrow Holder, in each case on or prior to 5:00 p.m. (Pacific time) on the Contingency Date. If Buyer fails to timely deliver the Approval Notice to Seller and Escrow Holder or timely deposit the Additional Deposit with Escrow Holder, this Agreement shall be automatically terminated and the Deposit, together with all interest accrued thereon (if any), shall be returned to Buyer.

4.1.5 Due Diligence Materials. In the event Buyer does not purchase the Property for any reason, within five (5) days after the date this Agreement is terminated Buyer shall return to Seller all documents, information and other materials supplied by Seller to Buyer, and, at Seller’s written request (and only at Seller’s written request), without warranty or representation of any kind, any inspection reports, studies, surveys, and other reports and/or test results relating to the Property which were developed by or on behalf of Buyer or prepared by consultants retained by Buyer in contemplation of this Agreement, at no charge to Seller, excluding therefrom any attorney-client privileged materials, confidential materials (i.e., by virtue of being subject to a written confidentiality or non-disclosure agreement between Buyer and a third-party), or any internally-prepared proprietary materials.

4.1.6 Extension of Property Approval Period. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have (a) the one-time option and right to postpone (or further postpone, as applicable) the Contingency Date (and thereby extend the Property Approval Period) for a period of up to thirty (30) days, for any reason or no reason at all, by delivering written notice thereof to Buyer prior to 5:00 p.m. Pacific time on the date this is two (2) days prior to the then Contingency Date, and (b) in addition, the one-time option and right to postpone (or further postpone, as applicable) the Contingency Date (and thereby extend the Property Approval Period) for a period of up to ninety (90) days if Seller determines (which determination shall be made in Seller’s sole and absolute but good faith discretion) that the CIO Sale Transaction is unlikely to proceed, by delivering written notice thereof

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to Buyer prior to 5:00 p.m. Pacific time on the date this is two (2) days prior to the then Contingency Date. Any such extension notice must specify the exact number of days that the Contingency Date is being postponed. As used herein, “CIO Sale Transaction” means the sale of all or substantially all of any of (i) the stock in City Office REIT, Inc., a Maryland corporation (“CIO”); (ii) the partnership interests in City Office REIT Operating Partnership, L.P., a Maryland limited partnership (“CIO OP”); (iii) the partnership or membership interests in all or substantially all of the limited partnerships or limited liability companies that are direct or indirect subsidiaries of CIO OP or CIO, including, without limitation, the Seller (collectively, the “Subsidiaries”); or (iv) the direct or indirect real property and other assets (in each case, excluding the Property) of CIO, CIO OP, and/or the Subsidiaries, in all cases on such terms and conditions as CIO, CIO OP, and/or the applicable Subsidiaries shall determine in their sole and absolute discretion. For the avoidance of doubt, the CIO Sale Transaction may include, whether directly or indirectly, the equity interests in the Seller and nothing contained in this Agreement shall preclude, prohibit, or otherwise affect any transfer of such equity interests. Notwithstanding anything to the contrary contained in this Agreement, Buyer’s delivery of an Approval Notice and any other waiver by Buyer of its termination right under Section 4.1.4 or of its rights to conduct inspections and other due diligence investigations during the Property Approval Period in accordance with this Section 4.1 shall not serve to accelerate the Contingency Date or shorten the Property Approval Period, such date and period being fixed hereunder, subject only to Seller’s foregoing extension rights under this Section 4.1.6.

4.2 Title Commitment and Additional Title Matters. As soon as practicable after Opening of Escrow, Seller shall cause Title Company to deliver to Buyer one or more preliminary title commitments for the Real Property (individually and collectively, as the context may require, the “Title Commitment”), and copies of all underlying title documents described in the Title Commitment. Buyer shall have until the date that is five (5) business days prior to the Contingency Date (the “Interim Date”) to provide written notice (the “Title Notice”) to Seller and Escrow Holder of any matters shown by the Title Commitment which are not satisfactory to Buyer. If Seller has not received such written notice from Buyer by the Interim Date, that shall be deemed Buyer’s unconditional approval of the condition of title to the Property as of the Interim Date. Except as provided hereinbelow, Seller shall have until five (5) days prior to the Closing Date to make such arrangements or take such steps as the parties shall mutually agree to satisfy Buyer’s objection(s); provided, however, that, except with respect to liens secured by mortgages or deeds of trust securing loans made to Seller, mechanics’ liens relating to work (other than Tenant Improvement Work and Capital Improvement Work, subject to Section 3.3) pursuant to any agreements to which Seller is a party, judgment liens against Seller, and delinquent taxes (herein “Monetary Liens”, which Seller agrees to have removed on or before the Closing Date), Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any title objections. For the avoidance of doubt, subject to Section 3.3, any mechanics’ liens or similar lien rights (whether filed, recorded, choate, or inchoate) arising out of any Tenant Improvement Work and Capital Improvement Work shall constitute Permitted Exceptions (and shall not constitute Monetary Liens) and Buyer shall have no right hereunder to object thereto. To the extent Buyer timely delivers a Title Notice, then Seller shall deliver, on or before the date that is two (2) business days prior to the Contingency Date, written notice to Buyer and Escrow Holder identifying which disapproved items (other than Monetary Liens) Seller shall undertake to cure or not cure (“Seller’s Response”). If Seller does not timely deliver a Seller’s Response, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Buyer. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in the Title Notice, Buyer shall

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have until the Contingency Date to notify Seller and Escrow Holder, in writing, of Buyer’s election to either waive the objection or terminate this Agreement and the Escrow. If Seller and Escrow Holder have not received written notice from Buyer by the Contingency Date, that shall be deemed Buyer’s waiver of Buyer’s objection and election to proceed with Closing; provided, however, Buyer’s timely delivery of Buyer’s Termination Notice in accordance with Section 4.1.4, above, shall be deemed Buyer’s disapproval of the actual or deemed Seller’s Response. Except for Monetary Liens, all matters shown in the Title Commitment issued as of the Interim Date and any survey of the Property obtained by Buyer with respect to which Buyer fails to give a Title Notice on or before the Interim Date shall be deemed to be approved by Buyer. Notwithstanding anything to the contrary in this Agreement, (i) at the Closing, Seller shall execute the applicable Title Company’s form of commercial owner’s affidavit in the applicable form attached hereto as Exhibit R and provide all necessary authority and entity information and documents required by Title Company (for purposes of clarity, Exhibit B of each owner’s affidavit will only describe the applicable portion of the Tenant Improvement Work and/or Capital Improvement Work, and no other work will be included), and (ii) Seller shall satisfy all other commercially reasonable requirements set forth in the Title Commitment that are applicable to Seller and that are not otherwise the responsibility of Buyer under this Agreement, and Buyer need not object to any such matters. Notwithstanding anything to the contrary in this Agreement, if Escrow Holder amends or issues an update to the Title Commitment at any time after the Interim Date (including after the expiration of the Property Approval Period) that discloses a new title exception or requirement that would materially and adversely affect the operation, ownership, marketability, or value of any parcel of the Property or the existing use thereof (as determined by Buyer in its reasonable business judgment), then Buyer will have five (5) business days after receipt of such amended or updated Title Commitment in order to deliver a Title Notice (an Interim Title Notice”) to Seller and Escrow Holder relating to any new matters disclosed in the amended or updated Title Commitment. If Seller does not undertake by written notice to Buyer delivered within five (5) business days after receipt of an Interim Title Notice to cause the matter that is the subject of such Interim Title Notice to be removed from the Title Commitment at or prior to Closing (or otherwise insured over at Closing, such that the applicable matter will not appear as an exception in the Title Policy), then Buyer will have the right to terminate this Agreement by delivering written notice to Seller and Escrow Holder, this Agreement shall be automatically terminated and the Deposit, together with all interest accrued thereon (if any), shall be returned to Buyer. In addition, within three (3) business days after the Opening of Escrow, Seller shall order a Certified Title Status Report certified by and from the LTRO relating to the Pima Real Property (“Certified TSR”). Upon receipt of the Certified TSR, Seller shall deliver to Title Company and Buyer a copy thereof.

4.3 Conditions Precedent to Buyer’s Obligations:

4.3.1 Title Policy; Certified TSR. On or before the Closing, (i) Title Company shall have irrevocably and unconditionally (subject to Buyer’s performance of any requirements in the Title Commitment applicable to Buyer) committed to issue to Buyer the Title Policy described in Section 3.3 and (ii) Buyer shall have received a Certified TSR having an effective date no earlier than ninety (90) days prior to the Closing.

4.3.2 Tenant Estoppel Certificates. On or before the date which is three (3) business days prior to the Closing Date (the “Estoppel Delivery Date”), Seller shall have delivered to Buyer an Estoppel Certificate in the form of Exhibit E-1 attached hereto (or in the form and/or substance a tenant is required to deliver under its Lease if the Lease specifies a specific form and/or substance of estoppel certificate) (the “Estoppel Certificate”) from tenants leasing no less than the Estoppel Certificate Percentage, and dated no older than sixty (60) days prior to the Closing (the “Estoppel Delivery Condition”). In the event Seller is unable to obtain Estoppel Certificates sufficient to satisfy the Estoppel Delivery Condition by the Estoppel Delivery Date, Buyer may elect to (i) subject to Seller’s right to

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postpone the Estoppel Delivery Date, below, terminate the Agreement and Escrow pursuant to Section 4.4, below, or (ii) waive such condition and proceed to the Closing. To the extent that an Estoppel Certificate executed by a tenant is a “Non-Complying Tenant Estoppel Certificate” (as defined in the following sentence), Buyer shall have two (2) business days after receipt of such Non-Complying Estoppel Certificate to approve or disapprove the applicable Estoppel Certificate so received (and the failure to timely do so shall constitute approval thereof). A “Non-Complying Tenant Estoppel Certificate” means an Estoppel Certificate which (a) discloses material adverse economic terms of the applicable Lease that were not disclosed to Buyer (either in the applicable Lease, this Agreement, any Due Diligence Items, or such Estoppel Certificate) prior to the expiration of the Property Approval Period, (b) alleges a material default of Seller (as landlord) under the applicable Lease, (c) discloses a material dispute between the landlord and a tenant in connection with the applicable Lease, (d) is not in the form required pursuant to this Section 4.3.2, or (e) discloses information that is materially inconsistent with any of Seller’s representations or warranties in this Agreement. Any Non-Complying Tenant Estoppel Certificate that is disapproved by Buyer will not count towards the satisfaction of the Estoppel Delivery Condition. If Seller is unable to obtain enough Estoppel Certificates to achieve the Estoppel Certificate Percentage, Seller may (but is not required to) deliver estoppel certificates (each, a “Seller Estoppel Certificate”) substantially in the form of Exhibit E-2 attached hereto executed by Seller covering such leases as are sufficient, when aggregated with the Estoppel Certificates previously delivered to Buyer, to satisfy the Estoppel Certificate Percentage; provided that (i) Seller Estoppel Certificates shall not, in the aggregate, cover more than ten percent (10%) of the total leased rentable square footage of the Buildings for purposes of satisfying the Estoppel Certificate Percentage on an aggregate basis; and (ii) Seller Estoppel Certificates shall not, with respect to any individual parcel comprising the Real Property, cover more than ten percent (10%) of the leased rentable square footage required to satisfy the minimum sixty percent (60%) threshold applicable to such parcel under the parcel-level component of the Estoppel Certificate Percentage. Seller’s representations and warranties in any Seller Estoppel Certificates will survive the Closing for the duration of the Survival Period, subject to the limitations set forth in Section 16.5, below. In the event that Buyer receives an Estoppel Certificate from a tenant, whether prior to or following the Closing, complying with the requirements of this Section and for which Seller previously delivered a Seller Estoppel Certificate, Seller shall be automatically released from any liability or obligation under such Seller Estoppel Certificate. Notwithstanding the foregoing, if Seller has not satisfied the Estoppel Delivery Condition by the Estoppel Delivery Date, Seller shall have the right, by delivering written notice to Buyer prior to 5:00 p.m. Pacific time, on the Estoppel Delivery Date, to postpone the Estoppel Delivery Date for up to thirty (30) days in order to obtain sufficient estoppel certificates to satisfy the Estoppel Delivery Condition prior to the Closing Date. To the extent of such postponement, the Closing Date shall also be postponed to be the date which is three (3) business days following the postponed Estoppel Delivery Date. Notwithstanding the foregoing, Buyer will have the right to cancel such postponement of the Estoppel Delivery Date and Closing Date by delivering written notice to Seller and Escrow Holder waiving the Estoppel Delivery Condition.

4.3.3 Seller’s Performance. Seller shall have duly performed in all material respects each and every covenant of Seller hereunder.

4.3.4 Accuracy of Representations and Warranties. On the Closing Date, all representations and warranties made by Seller in Section 11 shall be true and correct in all material respects as if made on and as of the Closing Date except for (i) any inaccuracies therein known by Buyer prior to the Contingency Date as set forth in Section 11.15 below, and (ii) any changes in circumstances expressly permitted by this Agreement.

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4.3.5 Pima Ground Lease Assignment Approvals. On or before the Closing, Pima Seller shall have obtained and delivered to Escrow Holder all Pima Ground Lease Assignment Approvals. As used herein, the term “Pima Ground Lease Assignment Approvals” means all required approvals from the Master Lessor, Community, and the Secretary for (i) the assignment of the Pima Ground Sublease to the Buyer and the duly executed and acknowledged original signature of each such party on the Pima Assignment, and (ii) an estoppel certificate relating to the Substitute Business Lease and Pima Ground Sublease in the form attached hereto as Exhibit N (the “Pima Estoppel”), and the duly executed and acknowledged original signature of each such party and the landlords under the Pima Ground Sublease on such estoppel. As used herein, (a) “Substitute Business Lease” means, collectively, (i) that certain Substitute Business Lease B-040-XIII dated February 15, 2005 (the “Parcel 13 SBL”) between certain allotted landowners of land within the sovereign and jurisdictional boundaries of the Community, as lessor (“Master Lessor”), and MS-PFA 13, LLC, a Delaware limited liability company (“Parcel 13 Ground Lessee”), as lessee; and (ii) that certain Substitute Business Lease B-040-XV dated February 15, 2005 (“Parcel 15 SBL”) between Master Lessor and MS-PFA 15, LLC, a Delaware limited liability company (“Parcel 15 Ground Lessee”), as lessee; (b) “Pima Ground Sublease” means, collectively, (i) that certain Ground Sublease, dated February 15, 2005, between Parcel 13 Ground Lessee, as sublessor with respect to its interest under the Parcel 13 SBL, and Pima Seller, as sublessee, as amended prior to the Effective Date, and (ii) that certain Ground Sublease, dated February 15, 2005, between Parcel 15 Ground Lessee, as sublessor with respect to its interest under the Parcel 15 SBL, and Pima Seller, as sublessee, as amended prior to the Effective Date; (c) “Community” means the Salt River Pima-Maricopa Indian Community; and (d) “Secretary” means the Secretary of the Interior, acting through duly-authorized signatories of the Bureau of Indian Affairs.

Without limitation of the provisions of Section 17, below, not later than the date that is twenty-one (21) days following the Effective Date, Buyer must designate in writing to Seller the entity or entities that will acquire the ground subleasehold interest under the Pima Ground Sublease at the Close of Escrow pursuant to the Pima Assignment (whether one or more, the “Successor Ground Sublessee”). The designated Successor Ground Sublessee shall be either Buyer or an Affiliate of Buyer. If Buyer fails, for any reason, to timely designate the entity that will be the Successor Ground Sublessee as provided in the first sentence of this paragraph above, then it shall be conclusively presumed that Buyer shall be the entity that will be the Successor Ground Sublessee. Buyer acknowledges that the process of obtaining necessary approvals related to this transaction will not commence until such designation has been made, and that once the designation of the Successor Ground Sublessee has been made, it cannot be changed. With respect to the preparation, execution, and delivery of the Pima Assignment, the term “Buyer” as used in this Agreement shall mean and refer to either the Buyer or the Successor Ground Sublessee, as the context may require.

On or prior to the date that is thirty (30) days following the Effective Date, Seller shall submit to the Community for initial review the form of the Pima Assignment, the Pima Estoppel, and the deed of trust (and any other documents required by Buyer’s lender), if any, in the form provided by Buyer relating to the Pima Real Property. Each of Seller and Buyer agrees to promptly respond to any requests by the Community for changes or revisions to the Pima Assignment, the Pima Estoppel, and such deed of trust (if any), to the extent such changes or revisions are commercially reasonable. Within three (3) business days following Seller’s notification to Buyer that the Pima Assignment, the Pima Estoppel, and such deed of trust (if any) are in form acceptable to the Community, Buyer shall execute and acknowledge four (4) originals of the Pima Assignment and deed of trust, and deliver the executed originals of the Pima Assignment and deed of trust (if any) to Seller. Within three (3) business days following the expiration of the Property Approval Period, Seller shall execute four (4) originals of the Pima Assignment and Pima Estoppel, exert commercially reasonable efforts to cause four (4) originals of the Pima Assignment, Pima Estoppel, and deed of trust (if any) to be executed by the Master Lessor and the landlord(s) under the Pima Ground Sublease (as applicable), and deliver the executed originals of such documents to the Community for approval and execution. Seller shall exert commercially reasonable efforts to obtain the Pima Ground Lease Assignment Approvals; provided, however, that Buyer understands and acknowledges that Seller has no

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authority to require Master Lessor, Community leadership, or Secretary approval of the transfer, nor does Seller have any control over the timeline. Based upon past experience, Seller estimates this stage of the process, following submittal of the executed Pima Assignment, could take approximately 2 to 6 weeks to complete. Upon notice that the Secretary has completed its review and has approved the Pima Assignment, Seller shall deliver, or cause to be delivered to Escrow Holder the fully-executed Pima Assignment, Pima Estoppel, and deed of trust (if any) within five (5) business days after the date the Community indicates the executed documents are available for pickup. The Community may, in its discretion, withhold filing the approved Assignment with the Bureau of Indian Affairs Division of Land Titles and Records office for the Community (the “LTRO”) until receipt of notice of closing from the Escrow Holder. Buyer and Seller acknowledge that the Community deems the Secretary’s signature as the completion of the Community transfer process. As such, time is of the essence for Buyer and Seller to close the transaction as set forth in this Agreement upon delivery of the Assignment into Escrow.

Any documents delivered by Buyer under this Section 4.3.5 shall be deemed delivered in trust for the sole benefit of the signing party and no such documents shall be binding upon Buyer unless and until the Closing shall occur under this Agreement.

Buyer acknowledges that the terms of the Parcel 13 Ground Sublease and Parcel 15 Ground Sublease condition any assignment thereof on the delivery of a Phase I Environmental Site Assessment satisfying the requirements of Section 8.2 of each such ground sublease (a “Phase I”) with respect to the applicable Pima Real Property, dated no earlier than sixty (60) days prior to the effective date of such assignment, to the Parcel 13 Ground Lessee and Parcel 15 Ground Lessee, as applicable. In order to satisfy such condition, Buyer shall obtain (and cause to be updated as necessary), at its sole cost and expense, one or more Phase Is with respect to the Pima Real Property, and shall on or before the date that is thirty (30) days prior to the Closing Date deliver to Seller (or at Seller’s direction, directly to the Parcel 13 Ground Lessee and Parcel 15 Ground Lessee) such Phase I or Phase Is.

4.3.6 Block 23 Ground Lease Assignment Approvals. On or before the Closing, Block 23 Seller shall have obtained and delivered to Escrow Holder all Block 23 Ground Lease Assignment Approvals. As used herein, the term “Block 23 Ground Lease Assignment Approvals” means all required approvals from the City of Phoenix, Arizona, an Arizona municipal corporation (the “City”), for (i) the assignment of the Block 23 Ground Lease to the Buyer and the duly executed and acknowledged original signature of the City on the Block 23 Assignment, and (ii) an estoppel certificate relating to the Block 23 Ground Lease in the form attached hereto as Exhibit O (the “Block 23 Estoppel”), and the duly executed and acknowledged original signature of the City on such estoppel. As used herein, “Block 23 Ground Lease” means that certain Unsubordinated Development Lease (Block 23), City Contract No. 121451-USL, dated December 22, 2016, as amended and assigned.

Without limitation of the provisions of Section 17, below, not later than the date that is twenty-one (21) days following the Effective Date, Buyer must designate in writing to Seller the entity or entities that will acquire the ground leasehold interest under the Block 23 Ground Lease at the Close of Escrow pursuant to the Block 23 Assignment (whether one or more, the “Successor Block 23 Ground Lessee”). The designated Successor Block 23 Ground Lessee shall be either Buyer or an Affiliate of Buyer. If Buyer fails, for any reason, to timely designate the entity that will be the Successor Block 23 Ground Lessee as provided in the first sentence of this paragraph above, then it shall be conclusively presumed that Buyer shall be the entity that will be the Successor Block 23 Ground Lessee. Buyer acknowledges that the process of obtaining necessary approvals related to this transaction will not commence until such designation has been made, and that once the designation of the Successor Block 23 Ground Lessee has been made, it cannot be changed. With respect to the preparation, execution, and delivery of the Block 23 Assignment, the term “Buyer” as used in this Agreement shall mean and refer to either the Buyer or the Successor Block 23 Ground Lessee, as the context may require.

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On or prior to the date that is thirty (30) days following the Effective Date, Seller shall submit to the City for initial review the form of the Block 23 Assignment, the Block 23 Estoppel, and the deed of trust (and any other documents required by Buyer’s lender), if any, in the form provided by Buyer relating to the Block 23 Property. Each of Seller and Buyer agrees to promptly respond to any requests by the City for changes or revisions to the Block 23 Assignment, Block 23 Estoppel, and such deed of trust (if any), to the extent such changes or revisions are commercially reasonable. Within three (3) business days following Seller’s notification to Buyer that the Block 23 Assignment, Block 23 Estoppel, and such deed of trust (if any) are in form acceptable to the City, Buyer shall execute and acknowledge four (4) originals of the Block 23 Assignment and deed of trust, and deliver the executed originals of the Block 23 Assignment and deed of trust (if any) to Seller. Within three (3) business days following the expiration of the Property Approval Period, Seller shall execute four (4) originals of the Block 23 Assignment and deliver the executed originals of such document together with the Block 23 Estoppel to the City for approval and execution. Seller shall exert commercially reasonable efforts to obtain the Block 23 Ground Lease Assignment Approvals; provided, however, that Buyer understands and acknowledges that Seller has no authority to require City approval of the transfer, nor does Seller have any control over the timeline. Upon notice that the City has completed its review and has approved the Block 23 Assignment, Seller shall deliver, or cause to be delivered to Escrow Holder the fully-executed Block 23 Assignment, Block 23 Estoppel, and deed of trust (if any) within five (5) business days after the date the City indicates the executed documents are available for pickup.

Notwithstanding the foregoing, the deed of trust will only be included in the process described above to the extent that the City has approval rights over the deed of trust. Any documents delivered by Buyer under this Section 4.3.6 shall be deemed delivered in trust for the sole benefit of the signing party and no such documents shall be binding upon Buyer unless and until the Closing shall occur under this Agreement.

4.4 Failure of Conditions Precedent to Buyer’s Obligations. Buyer’s obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction of the conditions precedent to such obligations for Buyer’s benefit set forth in Section 4.3. If any of the foregoing conditions are not satisfied as and when required above, then Buyer will have the right to terminate this Agreement by delivering written notice to Seller and Escrow Holder, in which event (i) Escrow Holder shall return the Deposit to Buyer (plus interest accrued on the Deposit only while held by Escrow Holder) in accordance with Buyer’s written instructions within five (5) business days following Buyer’s delivery of a written termination notice to Seller and Escrow Holder so long as Buyer is not then in material breach or default under this Agreement (subject to any applicable notice and cure periods expressly set forth in this Agreement), which material breach or default would give Seller the right under Section 16.2 to terminate this Agreement, (ii) Seller and Buyer shall each pay one-half (1/2) of any Escrow cancellation fees or charges, and (iii) except for Buyer’s indemnity and confidentiality obligations and any other provisions under the Agreement which expressly survive termination of the Agreement, the parties shall have no further rights or obligations to one another under this Agreement.

4.5 Conditions Precedent to Seller’s Obligations. The Close of Escrow and Seller’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions: (i) Buyer shall have duly performed in all material respects each and every covenant of Buyer hereunder, including, without limitation, the timely delivery of the Purchase Price pursuant to the provisions of Section 2, above (subject to any notice and cure periods expressly set forth in this Agreement), (ii) Buyer’s representations and warranties set forth in this

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Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, (iii) Pima Seller shall have obtained the Pima Ground Lease Assignment Approvals relating to the Pima Assignment (the “Seller Pima Ground Lease Assignment Approvals Condition Precedent”), (iv) Block 23 Seller shall have obtained the Block 23 Ground Lease Assignment Approvals relating to the Block 23 Assignment (the “Seller Block 23 Ground Lease Assignment Approvals Condition Precedent”), and (v) Seller shall not have exercised the Seller Termination Right pursuant to the provisions of Section 26. Notwithstanding the foregoing or anything to the contrary in this Agreement:

4.5.1 If the Seller Block 23 Ground Lease Assignment Approvals Condition Precedent has not been satisfied as of the originally-scheduled Closing Date (regardless of the status of the Seller Pima Ground Lease Assignment Approvals Condition Precedent), then (i) Seller and Buyer shall nevertheless proceed to consummate the Closing of the remaining Majority Real Property (i.e., excluding the Block 23 Real Property) and the Pima Real Property (if applicable in accordance with Section 4.5.2 below) in accordance with the terms and conditions of this Agreement, (ii) the Purchase Price and Deposit shall be allocated among the Block 23 Real Property, the remainder of the Majority Real Property, and the Pima Real Property in accordance with Exhibit M attached hereto, and (iii) the Closing Date with respect to solely the Block 23 Real Property shall be automatically extended to the earlier of (the “Block 23 Delayed Closing Date”): (a) three hundred sixty-five (365) days after the originally-scheduled Closing Date (the “Block 23 Outside Date”); or (b) ten (10) days after Block 23 Seller obtains the Block 23 Ground Lease Assignment Approvals. If the Seller Block 23 Ground Lease Assignment Approvals Condition Precedent has not been satisfied by the Block 23 Outside Date, then Buyer shall have the rights set forth in Section 4.4 to terminate this Agreement, in which event the portion of the Deposit allocated to the Block 23 Real Property will be returned to Buyer.

4.5.2 If the Seller Pima Ground Lease Assignment Approvals Condition Precedent has not been satisfied as of the originally-scheduled Closing Date (regardless of the status of the Seller Block 23 Ground Lease Assignment Approvals Condition Precedent), then (i) Seller and Buyer shall nevertheless proceed to consummate the Closing of the Majority Real Property (including the Block 23 Real Property, but only to the extent that portion of the Majority Real Property has not been excluded pursuant to Section 4.5.1 above) in accordance with the terms and conditions of this Agreement, (ii) the Purchase Price and Deposit shall be allocated among the Block 23 Real Property, the remainder of the Majority Real Property, and the Pima Real Property in accordance with Exhibit M attached hereto, and (iii) the Closing Date with respect to solely the Pima Real Property shall be automatically extended to the earlier of: (a) two hundred ten (210) days after the originally-scheduled Closing Date (the “Pima Outside Date”); or (b) ten (10) days after Pima Seller obtains the Pima Ground Lease Assignment Approvals. If the Seller Pima Ground Lease Assignment Approvals Condition Precedent has not been satisfied by the Pima Outside Date, then Buyer shall have the rights set forth in Section 4.4 to terminate this Agreement solely with respect to the Pima Real Property, in which event the portion of the Deposit allocated to the Pima Real Property will be returned to Buyer, and this Agreement shall continue in full force and effect with respect to the Block 23 Real Property to the extent that the Closing has not already occurred for the Block 23 Real Property.

5. Deliveries to Escrow Holder.

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5.1 Seller’s Deliveries. Seller hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder on or prior to the Closing Date (or other date specified) the following funds, instruments and documents, the delivery of each of which shall be a condition to the Close of Escrow:

5.1.1 Deeds; Assignments. (i) a Special Warranty Deed (each, a “Deed” and collectively, the “Deeds”) in the form of Exhibit B-1 attached hereto with respect to each applicable parcel of Real Property, duly executed and acknowledged in recordable form by the applicable Seller, conveying such Seller’s interest in the applicable Real Property to Buyer, together with a corresponding Affidavit of Property Value based on the allocations set forth in Exhibit M; (ii) an Assignment and Assumption of Ground Subleases (the “Pima Assignment”) in the form of Exhibit B-2 attached hereto with respect to the Pima Real Property, duly executed and acknowledged in recordable form by Pima Seller, conveying Pima Seller’s interest in the Pima Real Property to Buyer; and (iii) an Assignment and Assumption of Unsubordinated Development Lease and Consent (the “Block 23 Assignment”) in the form of Exhibit B-3 attached hereto with respect to the Block 23 Real Property, duly executed and acknowledged in recordable form by Block 23 Seller, conveying Block 23 Seller’s interest in the Block 23 Real Property to Buyer.

5.1.2 Non-Foreign Certifications. Certificates duly executed by each applicable Seller in the form of Exhibit C-1 attached hereto (the “Tax Certificates”);

5.1.3 Assignment and Assumption of Leases. Two (2) counterparts of the Assignment and Assumption of Leases in the form of Exhibit D attached hereto pursuant to which each applicable Seller shall assign to Buyer all of such Seller’s right, title and interest in, under and to the Leases to which such Seller is a party (the “Lease Assignments”);

5.1.4 Assignment of Contracts and Assumption Agreement. Two (2) counterparts of the Assignment of Contracts and Assumption Agreement (“Assignment of Contracts”) duly executed by each applicable Seller in the form attached hereto as Exhibit F pursuant to which such Seller shall assign to Buyer all of such Seller’s right, title and interest in, under and to the Approved Contracts to which such Seller is a party;

5.1.5 Bill of Sale. Two (2) counterparts of a Bill of Sale (“Bill of Sale”) duly executed by each applicable Seller in the form attached hereto as Exhibit G conveying such Seller’s right, title and interest in and to the Personal Property;

5.1.6 General Assignment. Two (2) counterparts of a General Assignment duly executed by each applicable Seller in the form of Exhibit H attached hereto (the “General Assignment”);

5.1.7 Tenant Letter. A letter (“Tenant Notice Letter”) signed by each applicable Seller addressed to the tenants under the Leases to which such Seller is a party advising such tenants of the sale of the Property to Buyer, the transfer of such tenant’s security deposit to Buyer, and directing that all future rent payments and other charges under the Leases be forwarded to Buyer at an address to be supplied by Buyer, in the form of Exhibit R attached hereto;

5.1.8 Letters of Credit. In accordance with Section 8.4, below and if applicable, such transfer documentation as may be necessary to transfer all tenant security deposits held by Seller under the Leases in the form of a letter of credit (“Letters of Credit”) or any other non-cash form, together with all original Letters of Credit (“LC Documentation”);

5.1.9 Proof of Authority. Such proof of each Seller’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of each such Seller to act for and bind such Seller, as may be reasonably required by Title Company; and

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5.1.10 Turnover. To the extent Seller is obligated under this Agreement to deliver the Personal Property and any materials, items or any other portion of the Property (e.g., keys, equipment manuals, on-site equipment, copies of Leases and tenant files, etc.) to Buyer as of the Closing, Seller shall do so either by (i) delivering the same directly to Buyer outside of Escrow, or (ii) leaving such materials and items at the Real Property.

5.1.11 Block 23 Ancillary Agreements. With respect to the Block 23 Ancillary Agreements, two (2) counterparts of a Quitclaim Assignment of Rights duly executed by Block 23 Seller (the “Quitclaim Assignment”) and a written resignation of all officers or directors of the CityScape Block 23 Condominium Association, Inc., an Arizona non-profit corporation, affiliated with Block 23 Seller and/or appointed by Block 23 Seller, all of which shall be in such form and content as shall be reasonably agreed to by the parties.

5.1.12 Tax Clearance. With respect to the Pima Real Property, a tax compliance letter or equivalent from the Community’s Office of the Treasurer indicating that all sales and other taxes applicable to Pima Seller and the Pima Real Property have been paid or, if any amount is shown therein to be due and payable and Buyer would be subject under applicable law to successor liability with respect thereto, Seller shall pay such amount to the applicable taxing authority through the escrow at Closing. With respect to the Majority Real Property, tax clearance certificates from the Arizona Department of Revenue (and the applicable municipality, if applicable), each showing that no amount of transaction privilege (sales) taxes, excise taxes, use taxes and other taxes (including penalties and interest) is due with respect to any other Seller or the Majority Real Property or, if any amount is shown therein to be due and payable and Buyer would be subject under applicable law to successor liability with respect thereto, Seller shall pay such amount to the applicable taxing authority through the escrow at Closing.

5.1.13 Updated Lease Documents. At least five (5) business days prior to the Closing Date, Seller shall deliver to Buyer: (i) an updated list of Leases; (ii) an updated schedule identifying any tenant improvement allowances, leasing commissions, or landlord initial build-out or tenant improvement construction obligations under the Leases that remain outstanding, including a statement of whether the work has been completed or remains in progress; (iii) an updated schedule of any unrealized Rent Concessions; and (iv) an updated Exhibit T. The foregoing items shall be updated as of a date that is no earlier than thirty (30) days prior to the Closing.

5.2 Buyer’s Deliveries. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder on or prior to the Closing Date the following funds, instruments and documents, the delivery of each of which shall be a condition to the Close of Escrow:

5.2.1 Buyer’s Funds. The balance of the applicable portion of the Purchase Price, and such additional funds, if any, necessary to comply with Buyer’s obligations hereunder regarding prorations, credits, costs and expenses;

5.2.2 Pima Assignment and Block 23 Assignment. Two (2) counterparts of each of (i) the Pima Assignment and (ii) the Block 23 Assignment, each duly executed and acknowledged by Buyer in recordable form;

5.2.3 Lease Assignment. Two (2) counterparts of the Lease Assignment duly executed by Buyer;

5.2.4 Assignment of Contracts. Two (2) counterparts of the Assignment of Contracts duly executed by Buyer;

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5.2.5 Bill of Sale. Two (2) counterparts of the Bill of Sale duly executed by Buyer;

5.2.6 General Assignment. Two (2) counterparts of the General Assignment duly executed by Buyer;

5.2.7 Quitclaim Assignment. Two (2) counterparts of the Quitclaim Assignment duly executed by Buyer; and

5.2.8 Proof of Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer, as may be reasonably required by Title Company.

5.3 Multiple Closings. If, pursuant to the terms of this Agreement, the Closing occurs on more than one date for different portions of the Property, then any reference in this Agreement to the “Closing Date” shall mean the applicable Closing Date for the portion of the Property being conveyed at that time. Seller’s and Buyer’s obligations set forth in Sections 5.1 and 5.2 shall apply separately and fully with respect to each Closing, and Seller and Buyer shall deliver all required and applicable instruments, documents, and items with respect to each applicable portion of the Property as of its respective Closing Date. In addition, and notwithstanding anything to the contrary contained in this Agreement, upon the Closing of a particular portion of the Property, the applicable Seller shall be released from all obligations and liabilities under this Agreement except for those obligations and liabilities that by their express terms survive the Closing hereunder, which shall thereupon be limited to those surviving obligations arising out of the portion of the Property sold by such Seller on the Closing Date therefor and the Survival Period, the deadline for the Final Reconciliation, and any other period commencing on the Closing Date hereunder shall, with respect to such particular portion of the Property, commence on the Closing Date therefor.

6. Deliveries Upon Close of Escrow. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following:

6.1 Tax Filings. The Title Company shall file the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

6.2 Prorations. Prorate all matters referenced in Section 8 based upon the statement delivered into Escrow signed by the parties;

6.3 Recording. Cause the Deed, Pima Assignment, Block 23 Assignment, and any other documents which the parties hereto may direct, to be recorded in the Official Records in the order directed by the parties;

6.4 Seller Funds. Deduct all items chargeable to the account of Seller pursuant to Section 7, below. If, as the result of the net prorations and credits pursuant to Section 8, amounts are to be charged to the account of Seller, deduct the total amount of such charges (unless Seller elects to deposit additional funds for such items in Escrow); and if amounts are to be credited to the account of Seller, disburse such amounts to Seller, or in accordance with Seller’s instructions, at Close of Escrow. Disburse the Purchase Price to Seller, or as otherwise directed by Seller, promptly upon the Close of Escrow in accordance with Seller’s wire transfer instructions.

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6.5 Buyer Funds. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items and costs (including, without limitation, the Purchase Price, which shall be disbursed in accordance with Section 6.4 above and this Section 6.5) chargeable to the account of Buyer pursuant hereto in payment of such items and costs and disburse the balance of such funds, if any, to Buyer;

6.6 Documents to Seller. Deliver to Seller counterpart originals of the Lease Assignment, the Assignment of Contracts, the Bill of Sale, the General Assignment, and the Quitclaim Assignment executed by Buyer and conformed recorded copies of the recorded Deed, Pima Assignment, and Block 23 Assignment;

6.7 Documents to Buyer. Deliver to Buyer an original of the Tax Certificates, and counterpart originals of the Lease Assignment, Assignment of Contracts, Bill of Sale, General Assignment, and Quitclaim Assignment appropriately executed by Seller, originals of the LC Documentation, conformed recorded copies of the Deed, Pima Assignment, and Block 23 Assignment, and, when issued, the Title Policy; and

6.8 Title Policy. Direct the Title Company to issue the Title Policy to Buyer.

7. Costs and Expenses. Seller shall pay through Escrow (i) one-half (1⁄2) of that portion of the Title Policy premium for standard owner’s coverage (excluding any additional premium or cost for extended coverage and any endorsements) and any search and exam fees, (ii) any and all documentary transfer taxes, and (iii) one-half (1⁄2) of the Escrow Holder’s fee. In addition, Seller shall pay outside of Escrow all legal and professional fees and costs of attorneys and other consultants and agents retained by Seller. Buyer shall pay through Escrow (w) all document recording charges, (x) one-half (1⁄2) of that portion of the Title Policy premium for standard owner’s coverage and any search and exam fees and the entire additional Title Policy premium for ALTA extended coverage and any title endorsements requested by Buyer and, if applicable, all premiums, costs, expenses, and fees for any loan policy of title insurance and endorsements thereto in connection with the Buyer’s financing of its acquisition of the Property, (y) one-half (1⁄2) of the Escrow Holder’s fee, and (z) all charges for the ALTA survey. Buyer shall pay outside of Escrow all costs and expenses related to the Due Diligence Investigations and any financing obtained by Buyer, and all legal and professional fees and costs of attorneys and other consultants and agents retained by Buyer.

8. Prorations. The following prorations between Seller and Buyer shall be made by Escrow Holder computed as of the Close of Escrow:

8.1 Ad Valorem Taxes. All real estate and personal property taxes and assessments, including, without limitation, any assessments under declarations of covenants, conditions, and restrictions, attributable to the Property will be prorated at Closing on an accrual basis. Seller shall be charged with all such taxes and assessments accruing up to, but not including, the Closing Date. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, will be based upon the rate and assessments for the preceding year. All taxes imposed because of a change of use of the Property after Closing will be paid by Buyer. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller, and those which are attributable to the fiscal tax year in which the Closing occurs shall be prorated based upon the date of Closing. All fees, costs, and expenses paid, incurred, or that may become payable under the Tax Consulting Contracts shall be apportioned between Seller and Buyer at Closing in proportion to the amount of any real estate tax refunds or savings that will be payable to or realized by Seller and/or Buyer, respectively, as a result of the services provided under such Tax Consulting Contracts, taking into account the fiscal periods to which such refunds or savings apply.

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8.2 Excise, Transfer and Sales Taxes. Buyer will be responsible for the payment of all excise, transfer, sales and use taxes imposed with respect to the conveyance of the Personal Property contemplated by this Agreement and will indemnify, defend and hold Seller harmless from the payment of such taxes.

8.3 Lease Rentals. All non-delinquent rents (including all accrued tax and operating expense pass-throughs), charges and revenue of any kind receivable from the Leases and other income of the Property will be prorated at Closing. Seller will receive all rents (including all accrued tax and operating expense pass-throughs), charges and other revenue of any kind receivable from the Leases up to, but not including, the Closing Date. No proration will be made with respect to any delinquent rents of any kind receivable from the Leases for any period before Closing. All amounts collected by Buyer subsequent to Closing relating to delinquent rents or other income from the Property will be promptly remitted to Seller; provided, however, all rents or other income from the Property that do not identify a specific invoice number received by Buyer after Closing will be applied first to the rental or other income period in which the Closing occurred, second to any then-current rental or other income period following the Closing, and third to satisfy delinquent rental or other income obligations for any period before Closing not prorated at Closing. Seller will retain all ownership rights relating to any such delinquent rents or income; if Buyer has not collected the same within thirty (30) days from the Closing Date, then Seller may take such action as it deems necessary to collect such delinquent rents or other income, including the commencement of an action against the tenants under the Leases or any other person liable for such delinquent rents, but not including any action for unlawful detainer or other action seeking to terminate such tenant’s occupancy of its premises. Notwithstanding the foregoing, if any of such operating expenses and other charges and expenses are payable by tenants under the Leases (collectively, the “Tenant Charges”) on an estimated basis, then the Tenant Charges shall be reconciled against actual charges and expenses as of and at the Closing, to the extent then feasible, and Seller shall provide a proposed reconciliation for Buyer’s approval. Buyer shall have a period of one hundred eighty (180) days following the actual Closing Date to provide Seller with a final reconciliation of Tenant Charges (“Final Reconciliation”). Upon Buyer’s written request, Seller agrees to provide Buyer with reasonable accounting records or a copy of the general ledger for Seller’s 2025 ownership period to be used by Buyer when preparing the Final Reconciliation. If the Final Reconciliation shows that Seller owes Buyer additional sums, Seller shall deliver such amount to Buyer, together with the delivery of the Final Reconciliation of the Tenant Charges. If the Final Reconciliation shows that Buyer owes Seller additional sums, Buyer shall pay such amount to Seller within ten (10) days after Buyer’s receipt of such Final Reconciliation. Other than as set forth above, there shall not be any further reconciliation of such Tenant Charges after the Final Reconciliation thereof, the proration of such Tenant Charges pursuant to the Final Reconciliation being conclusively presumed to be accurate. After the Final Reconciliation of Tenant Charges is made by and between the parties, Buyer shall be solely liable and responsible to the tenants under the Leases for such reconciliation of Tenant Charges under the Leases. The foregoing covenants made by the parties with respect to the Final Reconciliation of the Tenant Charges shall survive the Closing.

8.4 Security Deposit. Buyer shall be credited and Seller shall be charged with the balance of any unapplied security deposits then held by Seller under the Leases (including any interest due to tenants thereon). With respect to any security deposits that are held in the form of Letters of Credit or any form other than cash, then at least one (1) business day prior to the Closing Seller shall (i) execute and deliver to Escrow Holder such original assignment and/or transfer documentation as may be necessary to effect the transfer of each Letter of Credit or other non-cash security deposit to Buyer, and (ii) deliver into Escrow the originals of such Letters of Credit or other applicable documents. Seller shall be responsible for the amount of the transfer fee required under such Letters of Credit.

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8.5 Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes other than real estate taxes such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays and that are not paid by tenants on an estimated or other basis, and any other costs incurred in the ordinary course of business or the management and operation of the Property not so paid by tenants, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. Seller and Buyer shall use commercially reasonable efforts to obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

8.6 Leasing Costs. If the Closing occurs, (i) Seller shall be responsible and shall pay for the costs of tenant improvement work or allowances, third-party leasing commissions and other leasing costs (collectively, the “Leasing Costs”) relating to the initial term of those Leases executed as of the Effective Date (and those Leases pending execution that are otherwise set forth on Exhibit K hereto (“Pending Leases”), the outstanding amounts of which are set forth on Exhibit K hereto and are designated as being the obligation of Seller, and (ii) Buyer shall be responsible and shall pay for the Leasing Costs relating to or arising from (a) the exercise by any tenant, after the Effective Date, of a renewal, expansion or extension option contained in any of the Leases executed as of the Effective Date; (b) any New Leases (including modifications to Leases in effect as of the Effective Date) entered into after the Effective Date in accordance with the terms of Section 9.2, below, and (c) any Leasing Costs which are specifically designated as being the responsibility of Buyer as set forth in Exhibit K hereto. Any Leasing Costs which are the responsibility of Buyer which are paid by Seller prior to the Closing shall be reimbursed by Buyer to Seller at the Closing through the Escrow. If, on the Closing, there are any outstanding or unpaid Leasing Costs which are the responsibility of Seller as set forth herein, then on the Closing Buyer shall be entitled to a credit toward the payment of the Purchase Price at Closing in the amount of such unpaid Leasing Costs, and following the Closing (A) Buyer shall assume and be responsible for the payment of such Leasing Costs to the extent of such credit, (B) Seller shall assign to Buyer all construction contracts relating to such outstanding Leasing Costs, and (C) Buyer shall indemnify, defend and hold harmless Seller for the failure to complete such work related to such outstanding Leasing Costs for which Buyer received a credit.

8.7 Contracts. Amounts payable under the Approved Contracts shall be prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter.

8.8 Rent Concessions. Buyer shall receive a credit against the Purchase Price at Closing equal to the amount of the unrealized free rent, abated rent, and reduced rent (collectively, “Rent Concessions”) available to tenants under Leases executed prior to the Effective Date and shown on Exhibit L (and to the extent Exhibit L indicates “TBD” or similar language, then Exhibit L will be updated prior to the Closing to complete such missing information). Notwithstanding anything set forth herein to the contrary, the credit with respect to unrealized Rent Concessions shall be subject to adjustment only based on Seller’s and Buyer’s respective periods of ownership of the Property such that Buyer will be entitled to a credit for all Rent Concessions that will be realized post-Closing, and not with respect to amount or any other factor; provided that Seller shall be responsible for the payment of all unrealized Rent Concessions which become due and payable (whether before or after Closing) as a result of any renewals or modifications of the Leases entered into by Seller prior to the Effective Date, and accordingly, Buyer shall receive a credit at Closing for all such amounts. Subject to the foregoing credit for unrealized Rent Concessions, from and after Closing, Buyer shall be solely responsible for all Rent Concessions associated with the Leases.

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8.9 Ground Leases. Fixed monthly rents, ground rents, and any percentage rent, escalation charges for real property taxes, parking charges, utility charges, administrative charges, operating expenses and maintenance escalation rents or charges, cost of living increases or other charges of a similar nature, if any, payable by the ground tenants under the Pima Ground Subleases and Block 23 Ground Lease will be prorated at Closing. Seller will be responsible for all such amounts up to, but not including, the Closing Date and Buyer shall be responsible for all such amounts thereafter.

8.10 Proration Statement. At least two (2) business days prior to the Close of Escrow, the parties shall agree upon all of the prorations to be made and submit a statement to Escrow Holder setting forth the same. Buyer and Seller shall cooperate in good faith to make a final reconciliation of prorations, apportionments or computations made under this Section 8 within one hundred eighty (180) days after the Close of Escrow. In the event that any prorations, apportionments or computations made under this Section 8 shall require final adjustment following the Closing, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same, but in no event shall such final adjustment occur later than one hundred eighty (180) days following the Close of Escrow (other than with respect to the Final Reconciliation). Any corrected adjustment or proration shall be paid in cash to the party entitled thereto within thirty (30) days after written demand and reasonable supporting documentation. The provisions of this Section 8 shall survive the Close of Escrow.

9. Covenants of Seller. Seller hereby covenants with Buyer, as follows:

9.1 Contracts. Between the Effective Date and the expiration of the Property Approval Period, Seller may freely enter into any new Contracts or any amendments, modifications, or supplements to existing Contracts (collectively, “New Contracts”) without any obligation to obtain the approval or consent of Buyer. Subsequent to the expiration of the Property Approval Period, and continuing until the Closing (provided the Agreement has not been terminated), Seller will not enter into any New Contracts without Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion, and which consent will be deemed to have been given by Buyer if Buyer does not notify Seller in writing to the contrary within three (3) business days after Seller provides written notice to Buyer of such New Contract. Without limiting the generality of the foregoing, Seller will provide Buyer with copies of all New Contracts.

9.2 Leases. Between the Effective Date and the expiration of the Property Approval Period, Seller may freely enter into any new Leases or any amendments, modifications, or supplements to existing Leases (collectively, “New Leases”) without any obligation to obtain the approval or consent of Buyer, provided, that Seller shall deliver to Buyer notice of each New Lease including the material economic terms thereof prior to or promptly after the execution thereof. Subsequent to the expiration of the Property Approval Period, and continuing until the Closing (provided the Agreement has not been terminated), Seller will not enter into any New Leases without Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion, and which consent will be deemed to have been given by Buyer if Buyer does not notify Seller in writing to the contrary within three (3) business days after Seller provides written notice to Buyer of such New Lease. Notwithstanding anything to the contrary contained in this Agreement, Seller’s notifications and requests for consent pursuant to this Section 9.2 may be made by Seller solely by e-mail to Buyer’s Notice Address party described in Article I.

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9.3 Operation in the Ordinary Course. Subject to Sections 9.1 and 9.2, above, and except to the extent that such maintenance is the obligation of any tenant under the Leases, from the date of this Agreement until the Close of Escrow, Seller shall exert commercially reasonable efforts to (i) operate and manage the Property in the ordinary course and consistent with Seller’s past practices, (ii) maintain all present services and amenities in the ordinary course and consistent with Seller’s past practices, (iii) maintain the Property in good condition, repair and working order in the ordinary course and consistent with Seller’s past practices (but Seller shall not be required to make any capital improvements or incur any capital expenditures), and (iv) perform as and when due, and otherwise comply in all material respects with, all of Seller’s obligations and duties under the Leases, Pima Ground Sublease, Block 23 Ground Lease, and Approved Contracts. None of the Personal Property shall be removed from the Real Property by Seller, unless replaced by unencumbered personal property of equal or greater utility and value or unless otherwise obsolete and with no material utility to the remaining Property. All Personal Property and Intangible Personal Property shall be conveyed to Buyer by Seller at the Close of Escrow free from any liens, encumbrances or security interests of any kind or nature other than the Permitted Exceptions.

9.4 Additional Covenants. Except as otherwise expressly permitted pursuant to Section 9.1 or Section 9.2 above, prior to the Closing, (i) Seller is not permitted to grant, convey, execute, renew, extend, terminate, or amend any easement, lease (including, without limitation, the Pima Ground Sublease and Block 23 Ground Lease), license, or any other legal or beneficial interest in or to the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed, (ii) Seller shall not violate, or willfully allow the violation of, any Government Regulations (as defined below) affecting the Property, and (iii) subject to the provisions of Section 8, Seller agrees to pay, prior to delinquency, all payments on any encumbrances or assessments presently affecting the Property and any and all taxes, assessments, and levies with respect to the Property through the Closing. Notwithstanding anything to the contrary contained in this Agreement, in connection with a real estate tax mitigation strategy with respect to the parcel of Real Property located at 3100 and 3200 West Ray Road, Chandler, Arizona 85226, Seller may execute and cause to be recorded (i) a certain minor land division map to effect a lot line adjustment between said parcels, and (ii) a certain special warranty deed between the Sellers owning the respective parcels of such Real Property to effect the conveyance of an internal parcel of land from one such Seller to the other (it being understood and agreed that, after giving effect to such conveyance, the Real Property collectively owned by such Sellers shall be the same as the Real Property collectively owned by such Sellers prior to such conveyance) and said instruments shall constitute Permitted Exceptions.

9.5 CC&Rs Estoppels. Upon Buyer’s preparation of its requested estoppel certificate forms and delivery of the same to Seller, Seller shall deliver to the applicable counterparties described below and request that the same execute and return to Seller estoppel certificates (for the benefit of Buyer) in substantially the form attached hereto as Exhibit P relating to all declarations of covenants, conditions, and restrictions that affect any portion of the Property, executed by the necessary parties thereto. Buyer will have the right to modify and/or add additional provisions to the form attached hereto as Exhibit P on a parcel by parcel basis in Buyer’s reasonable discretion. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, receipt of such estoppel certificates, or any of them, is not (and shall not be) a condition to either party’s obligations under this Agreement, including, without limitation, the obligations of the parties to proceed to Closing in accordance with the terms and conditions of this Agreement.

9.6 Ancillary Estoppels. Upon Buyer’s preparation of its requested estoppel certificate forms and delivery of the same to Seller, Seller shall deliver to the applicable counterparties under the Block 23 Ancillary Agreements and request that the same execute and return to Seller estoppel certificates (for the benefit of Buyer) in substantially the form attached hereto as Exhibit S or otherwise in the form and/or substance required under such applicable Block 23 Ancillary Agreements. Buyer will have the right to modify and/or add additional provisions to the form attached hereto as Exhibit S on a parcel by parcel basis in Buyer’s reasonable discretion. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, receipt of such estoppel certificates, or any of them, is not (and shall not be) a condition to either party’s obligations under this Agreement, including, without limitation, the obligations of the parties to proceed to Closing in accordance with the terms and conditions of this Agreement.

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9.7 Block 23 Ancillary Agreements. Buyer acknowledges that the City Payment Sharing Agreement, Marketing Agreement, and Marketing Revenue Sharing Agreement may not, by their terms, be assigned by Block 23 Seller without obtaining the written consent of the applicable counterparties thereto (collectively, the Third-Party Consents”). From and after the Effective Date and through the expiration of the Property Approval Period (and continuing through the Closing if not obtained by the expiration of the Property Approval Period), Block 23 Seller shall exert commercially reasonable efforts to obtain Third-Party Consents for each of the City Payment Sharing Agreement, Marketing Agreement, and Marketing Revenue Sharing Agreement; provided, however, that receipt of such Third-Party Consents, or any of them, is not (and shall not be) a condition to either party’s obligations under this Agreement, including, without limitation, the obligations of the parties to proceed to Closing in accordance with the terms and conditions of this Agreement. If any one or more Third-Party Consents has not been obtained at or prior to Closing, then the underlying agreement for which such Third-Party Consent has not been obtained will not be assigned at Closing and following Closing (a) Block 23 Seller shall continue to exert commercially reasonable efforts to obtain such outstanding Third-Party Consent(s) and upon receipt thereof, if at all, Block 23 Seller and Buyer shall each promptly execute and deliver to the other an Assignment of Contracts with respect to the agreement to which such Third-Party Consent relates, (b) any payments received by Block 23 Seller with respect to the City Payment Sharing Agreement, Marketing Agreement, or Marketing Revenue Sharing Agreement for which a Third-Party Consent remains outstanding shall be received and held by Block 23 Seller in trust for the sole benefit of Buyer and shall be promptly remitted to Buyer pursuant to its written payment instructions delivered to Block 23 Seller (the “Block 23 Payment Obligation”), (c) Seller shall indemnify, defend, and hold harmless Buyer for, from, and against any and all lost marketing and tax reimbursement revenues and income arising out of or resulting from Block 23 Seller’s failure to obtain a Third-Party Consent or failure to pay any amounts owed to Buyer pursuant to this Section 9.7, in each case, solely to the extent such revenue or income is actually received by Block 23 Seller (the “Block 23 Indemnity”), and (d) upon receipt of the final outstanding Third-Party Consent, Block 23 Seller’s execution and delivery of an Assignment of Contracts with respect to the agreement to which such Third-Party Consent relates, and Block 23 Seller’s payment to Buyer of any remaining amounts held by Block 23 Seller pursuant to subpart (b) above, all obligations and liabilities of Block 23 Seller under this Section 9.7 shall automatically and without further action terminate. The provisions of this Section 9.7 shall survive the Closing until terminated in accordance with the immediately preceding sentence.

10. AS-IS Sale and Purchase. Buyer acknowledges, by its initials as set forth below, that the provisions of this Section 10 have been required by Seller as a material inducement to enter into the contemplated transactions, and the intent and effect of such provisions have been explained to Buyer by Buyer’s counsel and have been understood and agreed to by Buyer.

10.1 Buyer’s Acknowledgment. As a material inducement to Seller to enter into this Agreement and to convey the Property to Buyer, Buyer hereby acknowledges and agrees that:

10.1.1 AS-IS. Except as otherwise expressly set forth in this Agreement, in any Seller Estoppel Certificate, or in the documents to be executed by Seller for the Closing, and subject to Seller’s representation and warranties set forth in Section 11 of this Agreement (collectively, the “Express Representations”), Buyer is purchasing the Property in its existing condition, “AS-IS, WHERE-IS, WITH ALL FAULTS,” and upon the Closing Date has made or has waived all inspections and investigations of the Property and its vicinity which Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property.

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10.1.2 No Representations. Except for the Express Representations, neither Seller, nor CIO, CIO OP, or any of their respective affiliates, predecessors, successors, partners, members and assigns, and their respective past, present and future partners, members, officers, directors, trustees, employees, agents, lenders, representatives, attorneys and all persons acting by, through, under or in concert with the foregoing, or any of them (Seller and all of said entities and individuals are collectively referred to herein as the “Seller Group”) has made any representation, warranty, inducement, promise, agreement, assurance or statement, directly or indirectly, oral or written, of any kind to Buyer upon which Buyer has or is relying, or in connection with which Buyer has made or will make any decisions concerning the Property or its vicinity including, without limitation, its use, condition, value, compliance with “Governmental Regulations,” as that term is defined below, the existence or absence of Hazardous Substances on or under the Property, or the permissibility, feasibility, or convertibility of all or any portion of the Property for any particular use or purpose, including, without limitation, its present or future prospects for sale, lease, development, occupancy or suitability as security for financing. As used in this Agreement, the following definitions shall apply: (i) the term “Governmental Regulations” means any laws (including “Environmental Laws,” as that term is defined below), ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, Hazardous Substances, occupational health and safety, handicapped access, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency claiming jurisdiction over the Property, (ii) the term “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 United States Code section 9601, et seq., the Resource Conservation and Recovery Act, 42 United States Code section 6901, et seq., and the Clean Water Act, 33 United States Code section 1251, et seq., (iii) “Hazardous Substances” shall mean any substance or material that is or becomes described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos or asbestos containing material, petroleum (including, without limitation, flammable explosives, crude, oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum, petroleum-based products and petroleum additives and derived substances, lead-based paint, viruses, mold, fungi or bacterial matter, the group of compounds known as polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

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10.1.3 No Implied Warranties. Except with respect to any Express Representations, Seller hereby specifically disclaims: (a) all warranties implied by law arising out of or with respect to the execution of this Agreement, any aspect or element of the Property, or the performance of Seller’s obligations hereunder including, without limitation, all implied warranties of merchantability, habitability and/or fitness for a particular purpose; and (b) any warranty, guaranty or representation, oral or

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written, past, present or future, of, as to, or concerning (i) the nature and condition of the Property or other items conveyed hereunder, including, without limitation, the water, soil, and geology, the suitability thereof and of the Property or other items conveyed hereunder for any and all activities and uses which Buyer may elect to conduct thereon, the existence of any environmental hazards or conditions thereon (including but not limited to the presence of asbestos or other Hazardous Substances) or compliance with applicable Environmental Laws; (ii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; and (iii) the compliance of the property or other items conveyed hereunder or its operation with any Governmental Regulations.

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10.1.4 Information Supplied by Seller. Buyer specifically acknowledges and agrees that, except with respect to the Express Representations, the Seller Group has made no representation or warranty of any nature concerning the accuracy or completeness of any documents delivered or made available for inspection by Seller to Buyer, including, without limitation, the Due Diligence Items, and that Buyer has undertaken such inspections of the Property as Buyer deems necessary and appropriate and that Buyer is relying solely upon such investigations and not on any of the Due Diligence Items or any other information provided to Buyer by or on behalf of Seller. As to the Due Diligence Items, except with respect to the Express Representations, Buyer specifically acknowledges that they have been prepared by third parties with whom Buyer has no privity and Buyer acknowledges and agrees that no warranty or representation, express or implied, has been made, nor shall any be deemed to have been made, to Buyer with respect thereto, either by the Seller Group or by any third parties that prepared the same. Buyer specifically acknowledges that Seller has disclosed to Buyer the matters (collectively, “Special Disclosure Matters”) described on Schedule 1 attached hereto.

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10.1.5 Release. AS OF THE CLOSE OF ESCROW, BUYER AND THE BUYER PARTIES HEREBY FULLY AND IRREVOCABLY RELEASE AND FOREVER DISCHARGE THE SELLER GROUP OF AND FROM ANY AND ALL MANNER OF ACTION OR ACTIONS, CAUSE OR CAUSES OF ACTION, AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, IN TORT), SUITS, DEBTS, LIENS, CONTRACTS, AGREEMENTS, PROMISES, LIABILITIES, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS OR EXPENSES, OF ANY NATURE WHATSOEVER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT (COLLECTIVELY, “CLAIMS”) THAT THE BUYER PARTIES MAY HAVE OR HEREAFTER ACQUIRE AGAINST EACH AND ANY OF THE SELLER GROUP ARISING FROM OR RELATED TO IN ANY WAY THE PROPERTY, THE CONDITION OF THE PROPERTY, THIS AGREEMENT, THE OTHER DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LATENT OR PATENT CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS, COMPLIANCE WITH LAW MATTERS, THE PRESENCE, DISCOVERY OR REMOVAL OF HAZARDOUS SUBSTANCES AND OTHER ENVIRONMENTAL MATTERS WITHIN, UNDER OR UPON, OR IN THE VICINITY OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS AND THE SPECIAL DISCLOSURE MATTERS. THE FOREGOING RELEASE BY BUYER AND THE BUYER PARTIES SHALL INCLUDE, WITHOUT LIMITATION, ANY CLAIMS BUYER AND/OR THE BUYER PARTIES MAY HAVE PURSUANT TO ANY STATUTORY OR COMMON LAW RIGHT BUYER MAY HAVE TO RECEIVE DISCLOSURES FROM SELLER, INCLUDING, WITHOUT LIMITATION, ANY DISCLOSURES AS TO THE PROPERTY’S LOCATION WITHIN AREAS DESIGNATED AS SUBJECT TO FLOODING, FIRE,

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SEISMIC OR EARTHQUAKE RISKS BY ANY FEDERAL, STATE OR LOCAL ENTITY, THE PRESENCE OF HAZARDOUS SUBSTANCES ON OR BENEATH THE PROPERTY, THE NEED TO OBTAIN FLOOD INSURANCE, THE CERTIFICATION OF WATER HEATER BRACING AND/OR THE ADVISABILITY OF OBTAINING TITLE INSURANCE, OR ANY OTHER CONDITION OR CIRCUMSTANCE AFFECTING THE PROPERTY, ITS FINANCIAL VIABILITY, USE OR OPERATION, OR ANY PORTION THEREOF. THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST IN ITS FAVOR WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE OF THE SELLER GROUP.

Notwithstanding anything to the contrary set forth in this Section 10.1.5, the foregoing release is not intended to and does not cover or apply to (i) fraud by Seller, (ii) any breach by Seller of any of the Express Representations, (iii) as between Seller and any third party, any claim by such third party against Seller that arises out of any event occurring during Seller’s period of ownership of the Property, or (iv) any breach by Seller of an express obligation of Seller under this Agreement which by its terms survives the Close of Escrow.

10.2 Survival. This Section 10 shall survive any termination of this Agreement and the Closing.

11. Seller’s Representations and Warranties. Subject to the Special Disclosures Matters and the matters contained in the Due Diligence Items, if any, each Seller, as to itself only, hereby makes the following representations and warranties as of the Effective Date solely with respect to the Property owned by such Seller:

11.1 Formation; Authority. Seller is duly formed, validly existing, and in good standing under laws of the state of its formation. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. All requisite action has been taken (or will be taken prior to Closing) by Seller in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

11.2 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party.

11.3 Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

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11.4 Prohibited Persons and Transactions.

11.4.1 Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Seller nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to Closing or the earlier termination of this Agreement, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited Persons”). During Seller’s period of ownership of the Property, Seller, and to Seller’s Knowledge, its employees and any person or entity (“Person”) acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Seller is not entering into this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

11.4.2 Prohibited Transactions. Seller shall not, directly or indirectly, use, lend or otherwise make available the proceeds paid to it under this Agreement to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is a Prohibited Person.

11.5 Leases. Other than the Leases listed on Exhibit I hereto, any New Leases executed in accordance with Section 9.2, above, and as disclosed in the Title Commitment, to Seller’s knowledge Seller is not currently a party to any other leases, licenses or other similar occupancy agreements with respect to the leasing or occupancy of the Property. Buyer acknowledges and agrees that the expiration or termination of any Lease or New Lease on or prior to Closing shall not constitute a change of representation or warranty under this Article 11. Seller has delivered to Buyer true, correct, and complete copies of the Leases that are in Seller’s actual physical possession. As of the Effective Date, the Leases are each in full force and effect and have not been previously amended or modified by Seller, except for those amendments or modifications that are disclosed in Exhibit I hereto or copies of which have otherwise been provided to Buyer by Seller. As of the Effective Date, Seller has not delivered to any tenant under a Lease, and Seller has not received from any tenant under a Lease, a notice of default under the Lease which has not otherwise been cured. To Seller’s knowledge and except for Buyer’s rights under this Agreement, no person has any options, rights of first refusal, rights of offer, or other preferential rights to purchase Seller’s interest in the Real Property. Seller is the current owner of the landlord’s interest under the Leases.

11.6 Legal Compliance. Except as otherwise disclosed in the Due Diligence Items, Seller has not received any written notice alleging or asserting that the Property or any condition existing thereon or any present use thereof currently violates any Governmental Regulations (including, without limitation, any Environmental Laws) or declarations of covenants, conditions, and restrictions (or similar documents) applicable to the Property, which violation remains unremedied.

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11.7 Litigation. To Seller’s knowledge, and except as otherwise disclosed in the Due Diligence Items, Seller has not received written notice of any litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or threatened in writing against or involving Seller relating to the Property or any part thereof, including, but not limited to, any condemnation action relating to the Property or any part thereof.

11.8 Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

11.9 No Violations of Environmental Laws. To Seller’s knowledge, and except as otherwise disclosed in the Due Diligence Items: (a) the Property is not in, nor has it been during Seller’s ownership of the Property, or is it currently under investigation by any governmental authority for violation of any Environmental Laws, which violation remains uncured; (b) during Seller’s ownership thereof, the Property has not been subject to a deposit or release of any Hazardous Substance in violation of any Environmental Laws that has not otherwise been remediated in compliance with Environmental Laws; (c) neither Seller nor any third party has used, generated, manufactured, stored, released, or disposed in, at, on, or under the Property any Hazardous Substance in violation of Environmental Laws, that have not otherwise been remediated in compliance with Environmental Laws; and (d) there is not now in, on, or under the Property any underground or above ground storage tanks or surface impoundments, any asbestos containing materials, or any polychlorinated biphenyls used in hydraulic oils, electrical transformers, or other equipment, unless maintained in accordance with all Environmental Laws.

11.10 No Liens. As of the Effective Date only, to Seller’s knowledge and except as now or hereafter otherwise disclosed in the Title Commitment, there are no mechanic’s or materialmen’s liens or similar claims or liens now asserted against the Property for work performed or commenced prior to the Effective Date.

11.11 Condemnation. Seller has not received written notice of any condemnation proceedings relating to the Real Property that are currently pending or threatened.

11.12 Employees. There are no employees who are employed by Seller in the operation, management or maintenance of the Property whose employment with Seller in such operation, management or maintenance will continue after the Closing. There will be no obligations concerning any employees of Seller which will be binding upon Buyer or the Property following the Closing.

11.13 Contracts. To Seller’s knowledge, the Approved Contracts are each in full force and effect and have not been previously amended or modified by Seller, except for those amendments copies of which have been provided to Buyer by Seller. Seller has not delivered to any party under an Approved Contract, and Seller has not received from any party under an Approved Contract, a notice of material default under the Approved Contract which has not otherwise been cured or will not otherwise be cured at or prior to Closing.

11.14 Block 23 Ancillary Agreements. To Seller’s knowledge, the Block 23 Ancillary Agreements are each in full force and effect and have not been previously amended or modified by Seller, except for those amendments copies of which have been provided to Buyer by Seller. Seller has not delivered to any party under a Block 23 Ancillary Agreement, and Seller has not received from any party under a Block 23 Ancillary Agreement, a notice of material default under the Block 23 Ancillary Agreement which has not otherwise been cured or will not otherwise be cured at or prior to Closing. Except for this Agreement, the Leases, Contracts, and as otherwise included or disclosed in the Title Commitment and Due Diligence Items, to Seller’s knowledge, Seller is not, as of the Effective Date, a party to any material agreement concerning the Block 23 Ground Lease or the generation of revenue for the Block 23 Real Property other than the Block 23 Ancillary Agreements.

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11.15 Subsequent Changes. Each of the foregoing representations and warranties of Seller shall be deemed remade as of Closing, subject to the following provisions of this Section 11.15 and other provisions of this Agreement. If after the Effective Date Seller obtains knowledge of any fact or circumstance which would materially and adversely change one of its foregoing representations or warranties, then Seller will promptly give written notice of such changed fact or circumstance to Buyer. Upon Buyer receiving such written notice of any fact or circumstance which would materially and adversely change any of the representations or warranties contained in this Section 11 or elsewhere in this Agreement or in any other document to be executed by Seller for the Closing (collectively, “Seller’s Representations”) or would otherwise constitute a breach thereof by Seller and provided that such fact or circumstance was not contained in the Due Diligence Items or any other materials provided or made available to Buyer by Seller or received by Buyer from any third party (including without limitation any report provided to Buyer by any contractor or consultant engaged by Buyer in connection with Buyer’s investigation of the Property), in each case on or prior to the Contingency Date, Buyer, as its sole and exclusive remedy at law or in equity, shall have the option of (i) waiving the breach of warranty or change, and proceeding with the Close of Escrow, or (ii) terminating this Agreement, in which event the Deposit and any other funds deposited by Buyer into the Escrow and all interest earned thereon shall be returned to Buyer so long as Buyer is not then in breach or default under this Agreement (subject to any applicable notice and cure period expressly set forth in this Agreement). Any such election shall be made by Buyer not later than three (3) business days from Buyer receiving such written notice. Notwithstanding the foregoing, if Buyer elects to proceed under clause (ii) above, Seller shall have the right, in its sole discretion, within three (3) business days following receipt of such election from Buyer, to elect by written notice to Buyer to cure such matter prior to Closing (and for purposes of effectuating such cure Seller shall have the right to postpone the Closing Date for up to thirty (30) days by written notice thereof delivered to Buyer and Escrow Holder on or prior to the then-scheduled Closing Date). If Seller makes such foregoing election, then Buyer’s original notice under clause (ii) above shall be deemed Buyer’s election to not terminate this Agreement and proceed pursuant to clause (i) above. If Buyer does not timely elect to terminate this Agreement pursuant to this Section 11.15, then Buyer shall be deemed to have (i) irrevocably elected to waive its rights to terminate this Agreement pursuant to this Section 11.15, (ii) elected to acquire the Property on the terms set forth in this Agreement, and (iii) waived all remedies at law or in equity with respect to any changed Seller’s Representations resulting from the facts or circumstances disclosed by Seller in its written notice to Buyer prior to Closing and Seller’s Representations shall be deemed to have been modified by all such disclosures. Anything contained herein to the contrary notwithstanding, if (x) Buyer has actual knowledge of any inaccuracy in any of Seller’s Representations, whether as a result of notice from Seller, Buyer’s own investigations or inquiries or otherwise, or (y) any information contained in the Due Diligence Items or any other materials provided or made available to Buyer by Seller or received by Buyer from any third party (including without limitation any report provided to Buyer by any contractor or consultant engaged by Buyer in connection with Buyer’s investigation of the Property), in each case that is provided or made available to or received by Buyer on or before the date that is five (5) business days prior to the expiration of the Property Approval Period, is in any way inconsistent with any of Seller’s Representations, whether or not actually known to Buyer, and notwithstanding clause (x) and clause (y) Buyer nonetheless proceeds with the Closing of the transactions contemplated hereby, then Seller’s Representations shall be deemed qualified and amended or modified to the full extent of Buyer’s knowledge and such inconsistent information, Buyer shall be deemed to have accepted and approved Seller’s Representations as so qualified and amended or modified, and Buyer shall have no right or remedy, and Seller shall have no obligation or liability, on account thereof. In no event shall Seller be liable to Buyer for (except to the extent expressly elected by Seller pursuant to this Section 11.15), or be deemed to be in default under this Agreement by reason of, any breach of a representation or warranty if Buyer had knowledge thereof prior to Closing. The foregoing provisions of this Section 11.15 shall not serve to limit Buyer’s rights and remedies under Section 16.1 of this Agreement with respect to any default by Seller under this Agreement (subject to any applicable notice and cure periods expressly set forth in this Agreement) that also causes any of Seller’s Representations to no longer be accurate in any material respect.

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11.16 Seller’s Knowledge. Whenever phrases such as “to Seller’s knowledge” or “Seller has no knowledge” or similar phrases are used in the foregoing representations and warranties or otherwise used herein with regard to the “knowledge” of Seller, they will be deemed to refer exclusively to matters within the current actual (as opposed to constructive or imputed) knowledge of the Seller’s Representative. Seller represents and warrants to Buyer that such person is the individual within Seller’s organization who has the most knowledge about the matters covered in this Section 11. No duty of inquiry or investigation on the part of Seller or Seller’s Representative will be required or implied by the making of any representation or warranty which is so limited to matters within Seller’s current actual knowledge, and in no event shall Seller’s Representative have any personal liability therefor.

11.17 Survival. All of the foregoing representations and warranties of Seller, as remade and/or updated as of the Closing in accordance with the terms of this Agreement, will survive Closing for a period of ninety (90) days following the Closing (the “Survival Period”). No claim for a breach of any representation or warranty of Seller will be actionable or payable if (i) Buyer does not notify Seller in writing of such breach and commence a “legal action” thereon within said Survival Period, or (ii) the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Buyer (or deemed to have been known to Buyer in accordance with Section 11.15, above) to Buyer prior to Closing.

12. Buyer’s Representations and Warranties. In addition to any express agreements of Buyer contained herein, the following constitute representations and warranties of Buyer, which shall be true and correct as of the date of this Agreement and as of the Closing and shall survive Closing for a period of ninety (90) days:

12.1 Formation; Authority. Buyer is duly formed, validly existing and in good standing under the laws of the state of its formation. Buyer has full power and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby. All requisite action has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

12.2 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

12.3 Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

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12.4 Prohibited Persons and Transactions.

12.4.1 Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Buyer nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to Closing or the earlier termination of this Agreement, will they become a Prohibited Person. Buyer, and to Buyer’s knowledge, its employees and any Person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Buyer is not entering into this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.

12.4.2 Prohibited Transactions Buyer shall not, directly or indirectly, use, lend or otherwise make available the proceeds paid to it under this Agreement to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is a Prohibited Person.

12.5 ERISA. Buyer is not a “benefit plan investor” within the meaning of 29 C.F.R. 2510.3-101, as modified by Section (3)(42) of the Employee Retirement Income Security Act of 1974, as amended.

12.6 Litigation. There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer which could challenge or impair Buyer’s ability to enter into this Agreement or perform its obligations hereunder or under any of the documents to be delivered by Buyer at Closing.

13. Casualty and Condemnation.

13.1 Material Casualty. In the event that prior to the Close of Escrow the Real Property, or any material portion thereof, is destroyed or materially damaged, Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after receipt of written notice of such damage or destruction, either (i) to terminate this Agreement in which event the Deposit and all interest accrued thereon shall be promptly returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and the provisions of Section 4.4 shall apply, or (ii) to accept the Real Property in its then condition and to proceed with the consummation of the transaction contemplated by this Agreement, with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, and to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction, other than rental abatement/rent loss insurance attributable to the period of time prior to the Closing which shall be retained by or paid to Seller. If Buyer fails to deliver written notice to Seller of Buyer’s election within the time period specified in this paragraph, Buyer shall be deemed to have elected the alternative under clause (i) above. If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent.

13.2 Non-Material Casualty. In the event that prior to the Close of Escrow there is any non-material damage to the Real Property, or any part thereof, and no Tenant of all or a portion of the Property is obligated by the terms of its Lease to repair such damage or destruction, Seller shall, subject to the following sentence, repair or replace such damage prior to the Close of Escrow. Notwithstanding the preceding sentence, in the event Seller elects not to or is unable to repair or replace such damage, Seller

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shall notify Buyer in writing of such fact and Buyer shall thereafter accept the Real Property in its then condition, and proceed with the transaction contemplated by this Agreement and Buyer shall receive an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, and Buyer shall be entitled to an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction, other than rental abatement/rent loss insurance attributable to the period of time prior to the Closing which shall be retained by or paid to Seller, and only if and to the extent such deductible is not any Tenant’s responsibility under any Lease. In the event Seller does not repair or replace such damages, Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent.

13.3 Material Condemnation. In the event that prior to the Close of Escrow, all or any material portion of the Real Property is subject to a taking by a public or governmental authority, Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which event the Deposit and all interest accrued thereon shall be promptly returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and (ii) to accept the Real Property in its then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller’s rights to any condemnation award or proceeds payable by reason of such taking (other than any award or proceeds applicable to pre-Closing periods, for example in the case of a temporary taking). If Buyer fails to deliver written notice to Seller of Buyer’s election within the time period specified in this paragraph, Buyer shall be deemed to have elected alternative (i) above. If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent.

13.4 Non-Material Condemnation. In the event that prior to the Close of Escrow, any non-material portion of the Real Property is subject to a taking by any public or governmental authority, Buyer shall accept the Real Property in its then condition and proceed with the consummation of the transaction contemplated by this Agreement, in which event Buyer shall be entitled to an assignment of all of Seller’s rights to any award or proceeds payable in connection with such taking (other than any award or proceeds applicable to pre-Closing periods, for example in the case of a temporary taking). In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent.

13.5 Materiality Standard. For purposes of this Section 13, damage to the Real Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if (i) the estimated cost of restoration or repair, as estimated by Buyer and Seller in their reasonable discretion, of such damage shall exceed five percent (5%) of the Purchase Price, (ii) the amount of the condemnation award with respect to such taking shall exceed five percent (5%) of the Purchase Price, or (iii) the landlord or lessor is entitled to terminate the Block 23 Ground Lease or Pima Ground Sublease as a result of such damage, unless such termination right is waived in writing prior to Buyer’s termination of this Agreement in accordance with the foregoing provisions of this Section 13.

13.6 Notice of Casualty and Condemnation. Seller agrees to give Buyer prompt written notice of any taking of, proposed taking of, damage to or destruction of the Real Property.

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14. Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Notices”) shall be in writing and shall be given personally or by Federal Express (or other reputable overnight delivery service) or by email as follows:

To Seller:	c/o City Office REIT, Inc.
666 Burrard Street, Suite 3210
Vancouver, BC V6C 2X8
Attn: James Farrar
E-mail: jfarrar@cioreit.com

With a copy to:	Miller, Canfield, Paddock and Stone, P.L.C.
101 North Main Street, 7th Floor
Ann Arbor, Michigan 48104
Attn: Joseph M. Fazio, Esq.
E-mail: Fazio@millercanfield.com

To Buyer:	At Buyer’s Notice Address set forth in the Summary and Definition of Basic Terms.

With a copy to:	SWVP Acquisitions LLC
12770 El Camino Real, Suite 200
San Diego, CA 92130
Attn: Kirk Carson, Esq.
E-mail: kcarson@swvp.com

And with a copy to:	Fennemore
2394 E. Camelback Rd., Suite 600
Phoenix, AZ 85016
Attn: James Bond
E-mail: jbond@fennemorelaw.com

To Escrow Holder:	At Escrow Holder’s Address set forth in the Summary and Definition of Basic Terms.

or to such other address or such other person as the addressee party shall have last designated by Notice to the other party. Any Notice will be deemed given on the date of receipted delivery, the date of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. Notwithstanding the foregoing, to the extent a Notice is delivered via electronic mail, then such Notice shall be deemed given upon the date of transmission of such e-mail if transmitted prior to 5:00pm (Arizona time), provided, that, in the case of any notice alleging a default or breach of this Agreement by the recipient thereof, a copy of such notice shall also be delivered by personal delivery or by overnight delivery service within one (1) business day thereafter. In any event, the party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.

15. Broker Commissions. With respect to the transaction contemplated by this Agreement, Seller and Buyer each represents to the other that no brokerage commission, finder’s fee or other compensation of any kind is due or owing to any person or entity other than to Broker pursuant to a separate written agreement between Seller and Broker. Each party hereby agrees that if any person or entity makes a claim for brokerage commissions or finder’s fees related to the sale of the Property by Seller or the acquisition of the Property by Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, then said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

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16. Default.

16.1 Default by Seller. In the event that Seller fails to perform any of the material covenants or agreements contained herein which are to be performed by Seller and Seller does not cure such failure within five (5) business days of receipt of written notice thereof from Buyer (provided that no such notice and cure right shall apply to Seller’s failure to consummate the Closing on the Closing Date in accordance with the terms and conditions of this Agreement and such failure shall constitute an immediate default hereunder), Buyer may, at its option and as its exclusive remedy, either (i) subject to the terms of Section 11.9 above, terminate this Agreement by giving written notice of termination to Seller whereupon Escrow Holder will return to Buyer the Deposit, Seller shall reimburse Buyer for the actual, documented, out-of-pocket costs and expenses incurred by Buyer in connection with this transaction in an amount not to exceed $300,000.00, and both Buyer and Seller will be relieved of any further obligations or liabilities hereunder, except for those obligations which expressly survive any termination hereof, or (ii) Buyer may seek specific performance of this Agreement; provided, however, if specific performance is not available to Buyer due to Seller’s willful and voluntary conveyance or encumbrance of the Property, then Buyer shall have the right to bring a claim for actual, direct damages (but not consequential, incidental, punitive, or any other indirect or special damages) against Seller. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which the Closing was to have occurred. Except as specifically set forth in this Section 16.1, Buyer does hereby specifically waive any right to pursue any other remedy at law or in equity for any default of Seller under this Agreement, including, without limitation, any right to seek, claim or obtain damages, punitive damages or consequential damages.

16.2 Default by Buyer. IN THE EVENT THAT BUYER FAILS TO PERFORM ANY OF THE MATERIAL COVENANTS OR AGREEMENTS CONTAINED HEREIN WHICH ARE TO BE PERFORMED BY BUYER AND BUYER DOES NOT CURE SUCH FAILURE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF WRITTEN NOTICE THEREOF FROM SELLER (PROVIDED THAT NO SUCH NOTICE AND CURE RIGHT SHALL APPLY TO BUYER’S FAILURE TO CONSUMMATE THE CLOSING ON THE CLOSING DATE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND SUCH FAILURE SHALL CONSTITUTE AN IMMEDIATE DEFAULT HEREUNDER), SELLER MAY, AT ITS OPTION AND AS ITS SOLE AND EXCLUSIVE REMEDY, TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE OF TERMINATION TO BUYER AND ESCROW HOLDER, WHEREUPON ESCROW HOLDER WILL DELIVER THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS IS AND SHALL BE AN AMOUNT EQUAL TO THE DEPOSIT, TOGETHER WITH THE ACCRUED INTEREST THEREON; AND, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), SAID AMOUNT SHALL BE DISBURSED TO SELLER AS THE FULL, AGREED AND LIQUIDATED DAMAGES FOR A BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES IN RESPECT OF BUYER’S BREACH OF THIS AGREEMENT BEING HEREIN EXPRESSLY WAIVED BY SELLER. SUCH PAYMENT OF THE DEPOSIT IS NOT INTENDED AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES. NOTHING CONTAINED IN THIS SECTION SHALL LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR COSTS AND EXPENSES PURSUANT TO SECTION 18.5 BELOW, NOR WAIVE OR AFFECT BUYER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER OBLIGATIONS OF BUYER THAT BY THEIR TERMS SURVIVE THE TERMINATION OF THIS AGREEMENT.

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/s/ GT	/s/ MS
SELLER’S INITIALS	BUYER’S INITIALS

16.3 Waivers. AS A MATERIAL CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT, BUYER EXPRESSLY WAIVES FOR ANY DEFAULT BY SELLER (A) ANY RIGHT UNDER ANY STATE OR FEDERAL STATUTE, OR AT COMMON LAW OR OTHERWISE TO RECORD OR FILE A LIS PENDENS OR A NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ALL OR ANY PORTION OF THE PROPERTY UNLESS AND UNTIL BUYER HAS ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT AND HAS FILED AN ACTION SEEKING SUCH REMEDY, (B) ANY RIGHT TO SEEK DAMAGES IN THE EVENT OF SELLER’S DEFAULT HEREUNDER EXCEPT AS PROVIDED ABOVE, AND (C) ITS RIGHT TO BRING ANY ACTION THAT WOULD IN ANY WAY AFFECT TITLE TO OR RIGHT OF POSSESSION OF ALL OR ANY PORTION OF THE PROPERTY EXCEPT AS PROVIDED ABOVE. BUYER ACKNOWLEDGES AND AGREES THAT PRIOR TO THE CLOSING, BUYER SHALL NOT HAVE ANY RIGHT, TITLE OR INTEREST IN AND TO THE PROPERTY OR ANY PORTION THEREOF UNLESS AND UNTIL BUYER HAS ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT AND HAS FILED AN ACTION SEEKING SUCH REMEDY. BUYER HEREBY EVIDENCES ITS SPECIFIC AGREEMENT TO THE TERMS OF THIS WAIVER BY PLACING ITS SIGNATURE OR INITIALS IN THE SPACE PROVIDED HEREINAFTER.

/s/ MS	/s/ GT
BUYER’S INITIALS	SELLER’S INITIALS

16.4 Indemnities; Defaults After Closing or Termination. The limitations on the parties’ remedies set forth in Sections 16.1 and 16.2, above, will not be deemed to prohibit either party from (i) specifically seeking indemnification from the other for any matter with respect to which such other party has agreed hereunder to provide indemnification or from seeking damages from such other party in the event such other party fails or refuses to provide such indemnification; (ii) subject to the terms, conditions and limitations of this Agreement, seeking damages incurred during the period of time after Closing that a representation or warranty given as of the Closing Date by the other party hereunder survives Closing, for the other party’s breach of such representation or warranty discovered after such Closing; or (iii) subject to the terms, conditions and limitations of this Agreement seeking damages or such equitable relief as may be available for the other party’s failure to perform after any termination of this Agreement any obligation hereunder which expressly survives such termination; provided, however, that in no event whatsoever will either party be entitled to recover from the other any punitive, consequential or speculative damages under or in connection with this Agreement. This Section 16.4 shall survive any termination of this Agreement and the Closing.

/s/ GT	/s/ MS
SELLER’S INITIALS	BUYER’S INITIALS

16.5 Limited Liability. Notwithstanding anything to the contrary herein, Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns (collectively, the “Buyer Parties”) hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers,

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directors, agents, property management company, affiliated or related entities of Seller or Seller’s property management company, have any personal liability under this Agreement. Seller on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any of the Buyer Parties have any personal liability under this Agreement. Notwithstanding anything to the contrary contained herein: (i) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty, indemnity, and/or covenant of Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, any Seller Estoppel Certificate and the Exhibits attached hereto (collectively, the “Other Documents”) shall, under no circumstances whatsoever, exceed One Million and No/100 Dollars ($1,000,000.00) (the “Cap Amount”); and (ii) no claim by Buyer alleging a breach by Seller of any representation, warranty, and/or covenant of Seller contained herein or any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty, and/or covenant is for an aggregate amount in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the Cap Amount set forth in clause (i) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto. Buyer agrees to first seek recovery under any insurance policies, title policies and other applicable agreements prior to seeking recovery from Seller, and Seller shall not be liable to Buyer to the extent Buyer’s claim is actually satisfied from such insurance policies, title policies or other applicable agreements. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller be liable for any consequential damages of Buyer or any punitive or special damages with respect to Seller’s obligations under this Agreement, the Other Documents or otherwise with respect to the Property. Notwithstanding the foregoing provisions of this Section 16.5 or any other provisions of this Agreement to the contrary, the Cap Amount and Floor Amount will not apply to the Block 23 Payment Obligation, the Block 23 Indemnity, or the provisions set forth in Section 8.10. This Section 16.5 shall survive any termination of this Agreement and the Closing.

17. Assignment. Buyer may not assign, transfer or convey its rights and obligations under this Agreement or in the Property without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned, or delayed, and no such approved assignment shall relieve Buyer from its liability under this Agreement. Seller consents in advance (and no further consent is required) to an assignment (or one or more partial assignments) by Buyer to any entity controlling, controlled by, or under common control with, Buyer (each, an “Affiliate”) for the purpose of acquiring one or more specific parcels comprising the Property, provided that (a) Buyer shall send Seller written notice of its request at least ten (10) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, (b) Buyer and the proposed assignee shall execute an assignment and assumption of this Agreement in commercially reasonable form, (c) in no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder unless expressly agreed otherwise by Seller in writing, and (d) in no event shall any assignment of this Agreement interfere with or restrict Seller’s ability to qualify the sale of the Property as an exchange of like-kind property in accordance with the terms of Section 19 below. For the avoidance of doubt but subject to the foregoing provisions of this Section 17, Buyer shall be permitted to assign separate portions of this Agreement to multiple Affiliates, such that different Affiliates may take title to different parcels of the Property. The Closing documents shall be modified as necessary to reflect such assignments, including separate conveyance instruments, prorations, and tax reporting for each applicable Affiliate.

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18. Miscellaneous.

18.1 Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Arizona.

18.2 Partial Invalidity. If any term or provision or portion thereof of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision or portion thereof to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

18.3 Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

18.4 Successors and Assigns. Subject to the provisions of Section 17, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

18.5 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit and any appeals therefrom, and enforcement of any judgment in connection therewith, including actual attorneys’ fees, accounting and engineering fees, and any other professional fees resulting therefrom. This Section 18.5 shall survive any termination of this Agreement and the Closing.

18.6 Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

18.7 Time of Essence/Business Days. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence in this Agreement as to each and every term, condition, obligation and provision hereof in which time is an element of performance and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific time) on such date or dates, and references to “days” shall refer to calendar days except if such references are to “business days” which shall refer to days which are not Saturday, Sunday or a legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or a legal holiday, under the laws of the State of Arizona, the termination of such period shall be on the next succeeding business day.

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18.8 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

18.9 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller Group and Buyer only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

18.10 Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement. To facilitate the execution and/or delivery of this Agreement, the parties may execute and/or exchange signatures to this Agreement by facsimile transmission, electronic delivery of a PDF copy of the executed Agreement, or by any other means permitted under the Electronic Signatures in Global and National Commerce Act (the ESIGN Act), including, without limitation, through use of DocuSign or similar electronic signature software, which facsimile and PDF copies and electronic signatures shall be deemed valid and binding to the same extent as originals.

18.11 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer. This Section 18.11 will survive the Closing.

19. 1031 Exchange. Upon the request of a party hereto (the “Requesting Party”), the other party (the “Cooperating Party”) shall cooperate with the Requesting Party in Closing the sale of the Property in accordance with this Agreement so as to qualify such transaction as an exchange of like-kind property; provided, however, the Cooperating Party shall not be required to take title to any exchange property and the Cooperating Party will not be required to agree to or assume any covenant, obligation or liability in connection therewith, the Closing hereunder shall not be delayed as a result of, or conditioned upon, such exchange, the Requesting Party shall pay all costs associated with such exchange, and the Requesting Party shall remain primarily liable under this Agreement and indemnify the Cooperating Party from any liability in connection with such exchange.

20. Buyer Confidentiality. Buyer agrees that (a) except as otherwise provided or required by valid law, (b) except to the extent Buyer considers such documents or information reasonably necessary to prosecute and/or defend any claim made with respect to the Property or this Agreement, (c) except to the extent reasonably necessary to deliver such documents or information to Buyer’s employees, paralegals, attorneys, consultants, partners, investors, and/or lenders in connection with Buyer’s evaluation of this transaction, and (d) except for information or documents that are generally and readily available to the public or involve a third party (such as, without limitation, the Leases, Contracts, certificates of occupancy, etc.) unless Seller is otherwise bound by any confidentiality or non-disclosure obligation to such third party, (i) Buyer, Buyer’s Parties and Buyer’s agents and consultants (collectively, the “Buyer’s Representatives”), shall keep the contents of this Agreement and the terms hereof and any materials,

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reports, documents, data, test results, and other information related to the transaction contemplated hereby, together with all other materials prepared by or for Buyer, with or that contain any such information, including, without limitation, the Due Diligence Items and all information regarding Buyer’s acquisition or ownership of the Property, strictly confidential, (ii) Buyer and Buyer’s Representatives shall keep and maintain the contents of this Agreement, including, without limitation, the amount of consideration being paid by Buyer for the Property strictly confidential, and (iii) Buyer and Buyer’s Representatives shall refrain from generating or participating in any publicity or press release regarding this transaction without the prior written consent of Seller. Buyer acknowledges that significant portions of the Due Diligence Items are proprietary in nature and that Seller would suffer significant and irreparable harm in the event of the misuse or disclosure of the Due Diligence Items. Without affecting any other rights or remedies that either party may have, Buyer acknowledges and agrees that Seller shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this Section 20 by Buyer or any of Buyer’s Representatives. In addition, Buyer agrees that the provisions of this Section 20 shall supersede any prior confidentiality or access agreements made by Buyer (or its affiliate) in favor of Seller as of the date of this Agreement. The provisions of this Section 20 shall survive any termination of this Agreement but shall not survive the Closing except for Buyer’s covenants in clauses (ii) and (iii) hereof which covenants shall survive the Closing, but the foregoing shall not restrict Buyer’s ability to communicate with tenants, vendors, governmental agencies, investors, lenders, or the public regarding its ownership, operation, or marketing of the Property following the Closing.

21. Seller Press Release; Disclosure of Information. Seller agrees that, during the pendency of this Agreement and prior to Closing, it will not disclose the terms of this Agreement to any third party, except as is otherwise provided or contemplated in this Agreement or as reasonably required for Seller to perform its obligations under this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, Seller and members of the Seller Group shall be entitled at any time to (i) make any disclosures in filings with the U.S. Securities Exchange Commission or in connection with audits or the offering of securities or as otherwise required in order to comply with any Governmental Regulations applicable to Seller or any member of the Seller Group, (ii) make customary disclosures on investor/earnings calls or meetings or in earning releases (or the operation of the business of Seller or any member of the Seller Group), (iii) issue press releases in the ordinary course of business announcing that Seller is under contract to sell the Property, including customary disclosures; provided, however, that, except as required under any Governmental Regulations, Seller shall not specifically identify the Buyer in any such disclosures without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and/or (iv) make disclosures of the terms, conditions, and provisions of this Agreement to any purchaser (or prospective purchaser) or otherwise in connection with a CIO Sale Transaction. The provisions of this Section 21 shall survive Closing.

22. Survival. Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of Seller contained herein shall survive the Closing.

23. Drafts Not an Offer to Enter Into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in its respective sole discretion, and both Seller and Buyer have fully executed, delivered and received each other’s counterpart of this Agreement.

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24. Joint and Several Liability. All entities constituting “Buyer” hereunder shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by Buyer. All entities constituting “Seller” hereunder shall be jointly and severally liable for the faithful performance of the terms and conditions hereof to be performed by Seller; provided, however, that all representations and warranties contained in this Agreement and in any document executed in connection herewith, are made severally by the applicable Seller and any claims or causes of action arising therefrom may be brought only against such applicable Seller and no other Seller shall have any liabilities or obligations with respect thereto.

25. Marketing and Solicitation. From and after the Effective Date and during the term of this Agreement, Seller agrees that it shall not, directly or indirectly, actively market, offer to sell, or solicit any offers to purchase or negotiate for the sale of the Property with any party other than Buyer; provided, however, that nothing contained in this Section 25 or Section 21 above shall preclude or prohibit CIO, CIO OP, or any Subsidiaries form conducting any such activities with respect to or in connection with a CIO Sale Transaction.

26. Seller Termination Right. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have the unilateral right to terminate this Agreement for any reason, or no reason at all (the “Seller Termination Right”), by delivering written notice thereof to Buyer at any time prior to the expiration of the Property Approval Period, in which case this Agreement shall be terminated, and neither party shall have any further rights or obligations under this Agreement except for those obligations that expressly survive any termination hereof. In the event that Seller terminates this Agreement pursuant to this Section 26, then Buyer shall be entitled to the return of the Deposit in accordance with Sections 2.2.1 and 2.2.2 and, subject to the satisfaction of the Seller Termination Fee Payment Condition Precedent, Seller shall promptly pay to Buyer as a termination fee (and not as a penalty) (the “Seller Termination Fee”) either: (x) if Seller terminates this Agreement under this Section 26 prior to the expiration of the initial Property Approval Period because Seller determines (which determination shall be made in Seller’s sole and absolute but good faith discretion) that a CIO Sale Transaction is unlikely to proceed, $500,000.00; (y) if Seller exercises one or both of its options under Section 4.1.6 to extend the Property Approval Period and Seller thereafter terminates this Agreement under this this Section 26 prior to the expiration of the Property Approval Period (as so extended), for any reason or no reason at all, $1,000,000.00; or (z) if Seller terminates this Agreement under this Section 26 prior to the expiration of the Property Approval Period (as the same may have been extended in accordance with Section 4.1.6) because one or more purchasers under a CIO Sale Transaction requires that such transaction include the Property, $2,960,000.00. In connection with Seller’s termination of this Agreement pursuant to clauses (x), (y), or (z) above, Seller shall certify in its termination notice the applicable clause under which Seller is terminating this Agreement and the factual basis therefor (the “Seller Termination Certification”), which certification, if this Agreement is terminated pursuant to clause (z) above, shall include copies or excerpts of any public disclosures filed or otherwise made by CIO that reasonably support the basis of such termination, and shall otherwise be final and binding on both Seller and Buyer for purposes of determining the applicable Seller Termination Fee that is owed to Buyer hereunder. For the avoidance of doubt, (i) the Seller Termination Fee shall be determined under one of (but not more than one of) the foregoing clauses (x) through (z), inclusive, and (ii) in no event will any Seller Termination Fee be payable by Seller in connection with the termination of this Agreement under any other provision (i.e., other than Seller’s unilateral termination right set forth in this Section 26) of this Agreement. As used herein, “Seller Termination Fee Payment Condition Precedent” means that Buyer has acknowledged in writing its acceptance of the Seller Termination Certification and that Buyer has duly executed and delivered to Seller a written release, in commercially reasonable form and substance prepared by Seller, of all Claims of Buyer arising, or that may arise, under this Agreement (other than with respect to Seller’s obligation to pay the Seller Termination Fee upon the satisfaction of the Seller Termination Fee Payment Condition Precedent), including, without limitation, any Claims relating to the facts or circumstances underlying Seller’s exercise of the Seller Termination Right. The provisions of this Section 26 shall survive the termination of this Agreement.

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27. SNDAs. So long as Buyer provides Seller with drafts of each Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) contemplated under this Section 27 within twenty (20) days after the Effective Date, Seller agrees to deliver each such SNDA to each tenant under the Leases, if any, that by their express terms are either not automatically self-subordinating to future deeds of trust or for which such self-subordination is conditioned upon receipt of a non-disturbance agreement from the applicable lender, at the same time that Seller delivers the Estoppel Certificates to such tenants, and Seller will request that each SNDA be signed and notarized and returned to Seller. Buyer shall be responsible for the preparation of such SNDA form for each such tenant. Upon receipt of any such SNDAs so executed by tenants, Seller will deliver the same to Buyer. If any tenant requests to modify the form of the SNDA, Seller shall submit such proposed modifications to Buyer for review and approval; provided that all communications with tenants regarding the SNDAs shall be conducted by Seller, and Buyer shall have no direct communication with tenants regarding the SNDAs, unless Seller otherwise so directs in writing. In no event will Buyer’s receipt of executed SNDAs, or any of them, be a condition to Buyer’s obligation to close the transaction contemplated by this Agreement. In addition, Seller’s failure to obtain any executed SNDAs will not constitute a default by Seller under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

“SELLER”	CIO 5090, LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	CIO 5090 GP, LLC, a Delaware limited liability company, its General Partner

		By:	/s/ Greg Tylee
		Name:	Greg Tylee
		Title:	Vice President & Secretary

CIO BLOCK 23, LLC, a Delaware limited liability company

		By:	/s/ Greg Tylee
		Name:	Greg Tylee
		Title:	Vice President & Secretary

CIO PAPAGO TECH HOLDINGS, LLC, a Delaware limited liability company

		By:	/s/ Greg Tylee
		Name:	Greg Tylee
		Title:	Vice President & Secretary

CIO SAN TAN I, LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	CIO San Tan I GP, LLC, a Delaware limited liability company, its General Partner

		By:	/s/ Greg Tylee
		Name:	Greg Tylee
		Title:	Vice President & Secretary

[signatures continue on following page]

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CIO SAN TAN II, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO San Tan II GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Greg Tylee
	Name:	Greg Tylee
	Title:	Vice President & Secretary

CIO PIMA, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Pima GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Greg Tylee
	Name:	Greg Tylee
	Title:	Vice President & Secretary

CIO QUAD, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Quad GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Greg Tylee
	Name:	Greg Tylee
	Title:	Vice President & Secretary

CIO CAMELBACK, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Camelback GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Greg Tylee
	Name:	Greg Tylee
	Title:	Vice President & Secretary

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“BUYER”	SWVP ACQUISITIONS LLC, a Delaware limited liability company

	By:	/s/ Mark Schlossberg
Name: Mark Schlossberg
Title: Manager

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